As filed with the Securities and Exchange Commission on February 4, 2004

Registration No. 333-  •

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Gold Fields Limited
(Exact Name of Registrant as in its Charter)

South Africa (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

24 St. Andrews Rd.
Parktown, 2193
South Africa
011-27-11-644-2400
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Cheryl A. Martin
Gold Fields Exploration Inc.
6400 South Fiddlers Green Circle
Suite 1620
Englewood, CO 80111
(303) 796-8683
(Name, Address and Telephone Number of Agent for Service)

Jennifer M. Schneck Linklaters One Silk Street London EC2Y 8HQ England	Paul E. Kumleben Davis Polk & Wardwell 99 Gresham Street London EC2V 7NG England

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.	☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate	Amount of
Securities to be Registered	Registered(1)	Unit(1)(2)	Offering Price(1)(2)	Registration Fee

Ordinary shares (par value Rand 0.50 per share, which may be evidenced by American depositary receipts)(3)
Debt securities(4)
Rights to purchase ordinary shares(3)
Warrants(3)

Total	$650,000,000	$650,000,000	$650,000,000	$82,355.00 (5)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3 under the Securities Act. In no event will the aggregate initial offering price of all securities issued from time to time under the registration statement exceed $650,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereunder. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $650,000,000.

(2)	Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Subject to note (1) above, there is being registered hereunder an indeterminate number of ordinary shares, rights to purchase ordinary shares and warrants of Gold Fields Limited as may be issued from time to time at indeterminable prices, including ordinary shares of Gold Fields Limited issuable upon conversion of debt securities of Gold Fields Limited that are convertible into Gold Fields Limited ordinary shares or upon exercise of rights or warrants to purchase ordinary shares of Gold Fields Limited. A separate registration statement on Form F-6 (Registration No. 333-88724) has been filed for the registration of American depositary shares evidenced by the American depositary receipts issuable upon the deposit of the ordinary shares registered hereby. Each American depositary share currently represents one ordinary share.

(4)	Subject to note (1) above, there is being registered hereunder an indeterminate principal amount of Gold Fields Limited debt securities as may be issued from time to time at indeterminate prices. These Gold Fields Limited debt securities may be convertible into Gold Fields Limited ordinary shares described in note (3).

(5)	$33,975.60 of the registration fee previously paid by Gold Fields Limited in connection with its Registration Statement on Form F-1, registration No. 333-91880, initially filed with the Commission on June 28, 2002, is being offset against this amount.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION DATED                  , 2004
The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Gold Fields may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$650,000,000

Gold Fields Limited
(organized under the laws of the Republic of South Africa)

By this prospectus Gold Fields offers up to $650,000,000 of:

•	Ordinary Shares in the form of ordinary shares or American Depositary Shares,

•	Rights to purchase ordinary shares,

•	Warrants to purchase ordinary shares, and

•	Debt securities

Gold Fields Limited, or Gold Fields, may use this prospectus to offer, from time to time, ordinary shares, directly or in the form of American Depositary Shares, or ADSs, evidenced by American Depositary Receipts, or ADRs, rights to purchase ordinary shares, warrants to purchase ordinary shares or debt securities. Gold Fields will provide the specific terms of the securities that it is offering, and the manner in which they are being offered, in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under “Where You Can Find More Information,” before investing in Gold Fields’ securities. The total dollar amount of securities that may be sold under this prospectus will not exceed $650,000,000. The amount and price of the offered securities will be determined at the time of the offering. Gold Fields may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement.

Investing in the ordinary shares, ADSs, rights, warrants and debt securities involves risks. See “Risk Factors” beginning on page 2.

Gold Fields’ ADSs currently trade in the United States on The New York Stock Exchange under the symbol “GFI”. The principal non-United States trading market for the ordinary shares of Gold Fields is the JSE Securities Exchange, or JSE, on which they trade under the symbol “GFI”. The ordinary shares of Gold Fields are also listed on the Official List of the UK Listing Authority and traded on the London Stock Exchange, and are listed on the Premier Marché of Euronext Paris and the SWX Swiss Exchange. Gold Fields’ International Depositary Shares are listed on Euronext Brussels.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2004.

THIS PAGE INTENTIONALLY LEFT BLANK

PART I RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
GOLD FIELDS LIMITED
CAPITALIZATION AND INDEBTEDNESS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
ABOUT THIS PROSPECTUS
SOUTH AFRICAN RESERVE BANK APPROVAL
DESCRIPTION OF GOLD FIELDS’ DEBT SECURITIES
DESCRIPTION OF GOLD FIELDS’ ORDINARY SHARES
DESCRIPTION OF GOLD FIELDS’ AMERICAN DEPOSITARY RECEIPTS
DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES
DESCRIPTION OF WARRANTS
CLEARANCE AND SETTLEMENT
TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
Exhibit 1.2
Exhibit 4.1
Exhibit 5.1
Exhibit 5.1
Exhibit 8.1
Exhibit 8.2
Exhibit 12.1
Exhibit 23.1
Exhibit 23.2
Exhibit 23.3
Exhibit 23.6
Exhibit 25.1

In this prospectus, all references to “South Africa” are to the Republic of South Africa, all references to “Ghana” are to the Republic of Ghana, all references to “Australia” are to the Commonwealth of Australia and all references to “Finland” are to the Republic of Finland.

In this prospectus, “R” and “Rand” refer to the South African Rand, “¢,” “cents” and “Rand cents” refer to subunits of the South African Rand, “GHC” and “Cedi” refer to Ghanaian Cedi, “$” and “U.S. dollars” refer to United States dollars, “U.S. cents” refers to subunits of the U.S. dollar and “A$” and “Australian dollars” refer to Australian dollars.

PART I
RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to invest in the securities. Any of the risks listed below could have a material adverse effect on Gold Fields’ business, financial condition or results of operations, resulting in a decline in the trading price of the securities offered using this prospectus.

Changes in the market price for gold, which in the past has fluctuated widely, affect the profitability of Gold Fields’ operations and the cash flows generated by those operations.

Substantially all of Gold Fields’ revenues are derived from the sale of gold. Historically, the market price for gold has fluctuated widely and has been affected by numerous factors over which Gold Fields has no control, including:

•	the demand for gold for industrial uses and for use in jewellery;

•	actual, expected or rumored purchases and sales of gold bullion holdings by central banks or other large gold bullion holders or dealers;

•	speculative trading activities in gold;

•	the overall level of forward sales by other gold producers;

•	the overall level and cost of production by other gold producers;

•	international or regional political and economic events or trends;

•	the strength of the U.S. dollar (the currency in which gold prices generally are quoted) and of other currencies;

•	financial market expectations regarding the rate of inflation; and

•	interest rates.

In addition, the current demand for and supply of gold affects the price of gold, but not necessarily in the same manner as current demand and supply affect the prices of other commodities. Since the potential supply of gold is large relative to mine production in any given year, normal variations in current production will not necessarily have a significant effect on the supply of gold or the gold price. Central banks, financial institutions and individuals historically have held large amounts of gold as a store of value and production in any given year historically has constituted a small portion of the total potential supply of gold. Historically, gold has tended to retain its value in relative terms against basic goods in times of inflation and monetary crisis.

Certain European central banks are party to an agreement, pursuant to which they restrict their annual sales of gold to specified limits. This agreement expires by its terms in September 2004. This agreement may not be renewed, or if it is, specified limits on annual gold sales by central banks may be higher or lower.

While the aggregate effect of these factors is impossible for Gold Fields to predict, if gold prices should fall below Gold Fields’ cost of production and remain at such levels for any sustained period, Gold Fields may experience losses and may be forced to curtail or suspend some or all of its operations. In addition, Gold Fields might not be able to recover any losses it may incur during that period.

Because Gold Fields does not use commodity or derivative instruments to protect against low gold prices with respect to its production, Gold Fields is exposed to the impact of any significant drop in the gold price.

Unlike many other gold producers, as a general rule Gold Fields sells its gold production at market prices. Gold Fields generally does not enter into forward sales, derivatives or other hedging arrangements to establish a price in advance for the sale of its future gold production. In general, hedging reduces the risk of exposure to volatility in the gold price. Hedging also enables a gold producer to fix a future price for hedged gold that generally is higher than the then current spot price. To the extent that it does not generally use commodity or derivative instruments, Gold Fields will not be protected against decreases in the gold price, and if the gold price decreases significantly, Gold Fields runs the risk of reduced revenues in respect of gold production that is not hedged.

Gold Fields’ gold reserves are estimates based on a number of assumptions, any changes to which may require Gold Fields to lower its estimated reserves.

The ore reserves stated in Gold Fields’ most recent published ore reserve statement represent the amount of gold that Gold Fields believed, as of June 30, 2003, could be mined, processed and sold at prices sufficient to recover Gold Fields’ estimated future total costs of production, remaining investment and anticipated additional capital expenditures. Ore reserves are only estimates based on assumptions regarding Gold Fields’ costs, expenditures, prices and exchange rates, many of which are beyond Gold Fields’ control. In the event that Gold Fields revises any of these assumptions in an adverse manner, Gold Fields may need to revise its ore reserves downwards. In particular, if Gold Fields’ production costs or capital expenditures increase or if gold prices decrease, a portion of Gold Fields’ ore reserves may become uneconomical to recover, forcing Gold Fields to lower its estimated reserves.

To the extent that Gold Fields seeks to expand through acquisitions, it may experience problems in executing acquisitions or managing and integrating the acquisitions with its existing operations.

In order to expand its operations and reserve base, Gold Fields may seek to make acquisitions of selected precious metal producing companies or assets. Gold Fields’ success at making any acquisitions will depend on a number of factors, including, but not limited to:

•	negotiating acceptable terms with the seller of the business to be acquired;

•	obtaining approval from regulatory authorities in South Africa and the jurisdiction of the business to be acquired;

•	assimilating the operations of an acquired business in a timely and efficient manner;

•	maintaining Gold Fields’ financial and strategic focus while integrating the acquired business;

•	implementing uniform standards, controls, procedures and policies at the acquired business; and

•	to the extent that Gold Fields makes an acquisition outside of markets in which it has previously operated, conducting and managing operations in a new operating environment.

Any problems experienced by Gold Fields in connection with an acquisition as a result of one or more of these factors could have a material adverse effect on Gold Fields’ business, operating results and financial condition.

To the extent that Gold Fields seeks to expand through its exploration program, it may experience problems associated with mineral exploration or developing mining projects.

In order to expand its operations and reserve base, Gold Fields may rely on its exploration program for gold and platinum group metals and its ability to develop mining projects. Exploration for gold and other precious metals is speculative in nature, involves many risks and frequently is unsuccessful. Any exploration program entails risks relating to the location of economic orebodies, the development of appropriate metallurgical processes, the receipt of necessary governmental permits and regulatory approvals and the construction of mining and processing facilities at the mining site. Gold Fields’ exploration efforts may not result in the discovery of gold or platinum group metal mineralization and any mineralization discovered may not result in an increase of Gold Fields’ reserves. If orebodies are developed, it can take a number of years and substantial expenditures from the initial phases of drilling until production commences, during which time the economic feasibility of production may change. Gold Fields’ exploration program may not result in the replacement of current production with new reserves or result in any new commercial mining operations. Also, to the extent Gold Fields participates in the development of a project through a joint venture there could be disagreements or divergent interests or goals among the joint venture parties, which could jeopardize the success of the project.

Due to the nature of mining and the type of gold mines it operates, Gold Fields faces a material risk of liability, delays and increased production costs from environmental and industrial accidents and pollution.

The business of gold mining by its nature involves significant risks and hazards, including environmental hazards and industrial accidents. In particular, hazards associated with Gold Fields’ underground mining operations include:

•	rock bursts;

•	seismic events, particularly at the Driefontein and Kloof operations;

•	underground fires and explosions, including those caused by flammable gas;

•	cave-ins or falls of ground;

•	discharges of gases and toxic chemicals;

•	releases of radioactivity;

•	flooding;

•	sinkhole formation and ground subsidence; and

•	other accidents and conditions resulting from drilling, blasting and removing and processing material from an underground mine.

Hazards associated with Gold Fields’ open pit mining operations include:

•	flooding of the open pit;

•	collapses of the open pit walls;

•	accidents associated with the operation of large open pit mining and rock transportation equipment;

•	accidents associated with the preparation and ignition of large scale open pit blasting operations;

•	production disruptions due to weather; and

•	hazards associated with heap leach processing, such as groundwater and waterway contamination.

Hazards associated with Gold Fields’ rock dump and production stockpile mining and tailings disposal include:

•	accidents associated with operating a rock dump and production stockpile and rock transportation;

•	production disruptions due to weather;

•	collapses of tailings dams; and

•	ground and surface water pollution, on and off site.

Gold Fields is at risk of experiencing any and all of these environmental or other industrial hazards. The occurrence of any of these hazards could delay production, increase production costs and result in liability for Gold Fields.

Gold Fields’ insurance coverage may prove inadequate to satisfy potential claims.

Gold Fields may become subject to liability for pollution or other hazards against which it has not insured or cannot insure, including those in respect of past mining activities. Gold Fields’ existing property and liability insurance contains exclusions and limitations on coverage. In fiscal 2003, in an effort to reduce costs, Gold Fields changed from business interruption insurance cover based on gross profit to cover based on fixed operating costs or standing charges only. Should Gold Fields suffer a major loss, future earnings could be affected. In addition, insurance may not continue to be available at economically acceptable premiums. As a result, in the future Gold Fields’ insurance coverage may not cover the extent of claims against Gold Fields, including, but not limited to, claims for environmental or industrial accidents or pollution.

Because most of Gold Fields’ production costs are in Rand and Australian dollars, while gold is generally sold in U.S. dollars, Gold Fields’ operating results or financial condition could be materially harmed by an appreciation in the value of the Rand or the Australian dollar.

Gold is sold throughout the world principally in U.S. dollars, but Gold Fields’ operating costs are incurred principally in Rand and Australian dollars. As a result, any significant and sustained appreciation of either of these currencies against the U.S. dollar may materially increase Gold Fields’ costs and reduce its net revenue.

The Rand and the Australian dollar each appreciated against the U.S. dollar during 2002, with the Rand appreciating by approximately 28.4% in 2002 and the Australian dollar appreciating by approximately 10.0% in 2002. In 2003, the Rand and the Australian dollar have experienced a period of further appreciation against the U.S. dollar. During 2003, the Rand appreciated by 28.2%, and the Australian dollar appreciated by 33.9%, against the U.S. dollar. This appreciation has already significantly increased Gold Fields’ costs in U.S. dollar terms particularly at its South African operations and continuation of the appreciation trend for either of these currencies could have a material adverse effect on Gold Fields’ operating results or financial condition.

Political or economic instability in South Africa or regionally may have an adverse effect on Gold Fields’ operations and profits.

Gold Fields is incorporated and owns significant operations in South Africa. As a result, political and economic risks relating to South Africa could affect an investment in Gold Fields. Large parts of the South African population do not have access to adequate education, health care, housing and other services, including water and electricity. Government policies aimed at alleviating and redressing the disadvantages suffered by the majority of citizens under previous governments may have an adverse impact on Gold Fields’ operations and profits. In recent years, South Africa has experienced high levels of crime and unemployment. These problems have impeded fixed inward investment into South Africa and have prompted emigration of skilled workers. As a result, Gold Fields may have difficulties attracting and retaining qualified employees.

Recently, the South African economy has been growing at a relatively slow rate, inflation and unemployment have been high by comparison with developed countries, and foreign reserves have been relatively low. GDP growth was 2.0% for 1999, 3.5% for 2000, 2.7% for 2001 and 3.6% for 2002. Corresponding inflation rates were 5.2% in 1999, 5.3% in 2000, 5.7% in 2001 and 9.2% in 2002, while corresponding unemployment rates were 23.3%, 26.7%, 26.9% and 30.5% as of December 31, 1999, 2000, 2001 and 2002. Foreign reserves stood at $8.0 billion as of December 31, 2003. The depreciation of the Rand in 1997 and 1998 resulted in an increase in the South African bank prime lending rate, which peaked at approximately 25.5% during 1998, although rates have since decreased. On December 31, 2003, the rate was 11.5%. Consequently, Gold Fields faces a high cost of capital should it need to borrow in South Africa.

In the late 1980s and early 1990s, inflation in South Africa reached record highs. This increase in inflation resulted in considerable year over year increases in operational costs. In recent years, the inflation rate has decreased to single-digit figures. A return to significant inflation in South Africa, without a concurrent devaluation of the Rand or an increase in the price of gold, could have a material adverse effect on Gold Fields’ operating results and financial condition.

There has been regional political and economic instability in the countries surrounding South Africa. Any similar political or economic instability in South Africa could have a negative impact on Gold Fields’ ability to manage and operate its South African operations.

Political or economic instability in Ghana may have an adverse effect on Gold Fields’ operations and profits.

A significant portion of Gold Fields’ production takes place in Ghana at the Tarkwa and Damang mines. As a result, political and economic risks relating to Ghana could affect an investment in Gold Fields.

Ghana has had periods of political instability, and could be subject to instability again in the future. Presidential and parliamentary elections were conducted under the present Ghanaian constitution in 1992, 1996 and 2000. The 2000 elections resulted in the principal opposition party winning the elections and forming the present government. Since the present government came into power it has passed legislation imposing a tax and import duty which have affected the mining industry. The Ghana Chamber of Mines, of which Gold Fields Ghana Limited and Abosso Goldfields Limited, subsidiaries of Gold Fields, are members, has expressed its concern to the government that these legislative measures have eroded the competitiveness of the fiscal regime affecting mining companies in Ghana. The current government or a future government might adopt additional changes to policies in the future, which could: (1) modify the regulatory or fiscal regime governing mining companies in Ghana, such as increasing the proportion of foreign currency earnings that mining companies are required to repatriate to Ghana or (2) otherwise make investments or foreign-owned operations in Ghana less attractive. Any departure from current policies by the government of Ghana could have a material adverse effect on Gold Fields’ business, operating results and financial condition.

In addition, it is possible that in the future Ghana will experience adverse economic conditions or disruptions which may negatively impact Gold Fields’ Ghana operations.

Gold Fields’ financial flexibility could be materially constrained by South African exchange control regulations.

South Africa’s exchange control regulations restrict the export of capital from South Africa, the Republic of Namibia, and the Kingdoms of Lesotho and Swaziland, known collectively as the Common Monetary Area. Transactions between South African residents (including companies) and non-residents of the Common Monetary Area are subject to exchange controls enforced by the South African Reserve Bank, or SARB. As a result, Gold Fields’ ability to raise and deploy capital outside the Common Monetary Area is restricted. In particular, Gold Fields:

•	is generally not permitted to export capital from South Africa or to hold foreign currency without the approval of the SARB;

•	is generally required to repatriate to South Africa profits of its foreign operations; and

•	is limited in its ability to utilize the income of one foreign subsidiary to finance the operations of another foreign subsidiary.

These restrictions could hinder Gold Fields’ normal corporate functioning, particularly its ability to fund acquisitions, capital expenditures and exploration projects outside South Africa.

An acquisition of shares in or assets of a South African company by a non-South African purchaser that is subject to exchange control regulations may not be granted regulatory approval.

In some circumstances, potential acquisitions of shares in or assets of South African companies by non-South African resident purchasers are subject to review by the SARB pursuant to South African exchange control regulations. In 2000, the SARB refused to approve an acquisition of Gold Fields by Franco-Nevada Mining Corporation Limited, a Canadian mining company. The SARB may refuse to approve similar proposed acquisitions of Gold Fields in the future. As a result, Gold Fields’ management may be limited in its ability to consider strategic options and Gold Fields’ shareholders may not be able to realize the premium over the current trading price of Gold Fields’ ordinary shares which they might otherwise receive upon such an acquisition.

Gold Fields’ operations and financial condition may be adversely affected by labor disputes or changes in South African, Ghanaian or Australian labor laws.

As of June 30, 2003, approximately 77% of Gold Fields’ employees belonged to unions. Accordingly, Gold Fields is at risk of having its production stopped for indefinite periods due to strikes called by unions and other labor disputes. In South Africa, in addition to strikes, on occasion Gold Fields experiences work stoppages based on national trade union “stay away” days regardless of the state of its relations with its workforce. Significant labor disruptions at any of Gold Fields’ operations could have a material adverse effect on Gold Fields’ business, operating results and financial condition.

Gold Fields’ production may also be materially affected by relatively new labor laws. Since 1995, South African laws relating to labor have changed significantly in ways that affect Gold Fields’ operations. In particular, laws enacted since then that provide for mandatory compensation in the event of termination of employment for operational reasons and that impose large monetary penalties for non-compliance with the administrative and the reporting requirements in respect of affirmative action policies, could result in significant costs to Gold Fields. There may continue to be significant and adverse changes in labor law in South Africa over the next several years.

Ghanaian law contains broad provisions requiring mining companies to recruit and train Ghanaian personnel and to use the services of Ghanaian companies. Any expansion of these provisions or new labor legislation which increases labor costs in Ghana could have a material adverse effect on Gold Fields’ mining operations in Ghana and, accordingly, on Gold Fields’ business, operating results and financial condition.

The Labour Relations Reform Act of Western Australia was passed by Parliament in July 2002. This law reduces the availability of state workplace agreements and is designed to promote collective bargaining and union access to the workplace. This law could strengthen the role of unions in Western Australia’s mining industry, which could have a material adverse effect on labor costs at Gold Fields’ mining operations in Australia and, accordingly, on Gold Fields’ business, operating results and financial condition.

Gold Fields may suffer adverse consequences as a result of its reliance on outside contractors to conduct its operations in Ghana and Australia.

A significant portion of Gold Fields’ operations in Ghana and Australia are currently conducted by outside contractors. As a result, Gold Fields’ operations at those sites are subject to a number of risks, some of which are outside Gold Fields’ control, including:

•	negotiating agreements with contractors on acceptable terms;

•	the inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

•	reduced control over those aspects of operations which are the responsibility of the contractor;

•	failure of a contractor to perform under its agreement with Gold Fields;

•	interruption of operations in the event that a contractor ceases its business due to insolvency or other unforeseen events;

•	failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance; and

•	problems of a contractor with managing its workforce, labor unrest or other employment issues.

In addition, Gold Fields may incur liability to third parties as a result of the actions of its contractors. The occurrence of one or more of these risks could have a material adverse effect on Gold Fields’ business, results of operations and financial condition.

Gold Fields’ South African operations may be adversely affected by increased labor costs at its mining operations in South Africa.

Wages and related labor costs account for approximately 50% of Gold Fields’ South African total production costs. Accordingly, Gold Fields’ costs may be materially affected by increases in wages and related labor costs, particularly with respect to Gold Fields’ South African employees, who are highly unionized. Recent negotiations with South African unions have resulted in agreements on above-inflation wage increases required to be implemented through July 2005. If Gold Fields is unable to increase production levels or implement cost cutting measures to offset these increased wages and labor costs, these costs could have a material adverse effect on Gold Fields’ mining operations in South Africa and, accordingly, on Gold Fields’ business, operating results and financial condition.

Gold Fields may suffer adverse consequences in connection with its transfer to owner mining at Tarkwa.

As part of a project undertaken by Gold Fields to expand operations at the Tarkwa mine in Ghana, or the Tarkwa Expansion Project, Gold Fields plans to shift operations at the mine from contractor mining to owner mining. Implementation of the project will involve renegotiating the terms of employment of certain employees at the mine, including negotiating the employment of a portion of the employees currently provided by the contractor. The transition to owner mining could result in increased costs or disruption of operations both during and following this transition, which could have a negative effect on Gold Fields’ operations in Ghana and therefore on its business, operating results and financial condition.

HIV/AIDS poses risks to Gold Fields in terms of lost productivity and increased costs.

The incidence of HIV/AIDS in South Africa, which is forecast to increase over the next decade, poses risks to Gold Fields in terms of potentially reduced productivity and increased medical and other costs. Gold Fields’ current estimate of the potential impact of HIV/AIDS on its operations and financial condition is based on a variety of existing data and certain assumptions, including the incidence of HIV infection among its employees, the progressive impact of HIV/AIDS on infected employees’ health, and the medical and other costs associated with the disease, most of which involve factors beyond Gold Fields’ control. Should Gold Fields’ actual experience significantly differ from the assumptions on which its current estimate is based, the actual impact of HIV/AIDS on its business, operating results and financial condition could be significantly worse than Gold Fields expects.

Gold Fields’ operations in South Africa are subject to environmental regulations which could impose significant costs and burdens.

Gold Fields’ South African operations are subject to various environmental laws and regulations including, for example, those relating to waste treatment, emissions and disposal, and must comply with permits or standards governing, among other things, tailings dams and waste disposal areas, water consumption, air emissions and water discharges. Gold Fields may, in the future, incur significant costs to comply with the

South African environmental requirements imposed under existing or new legislation, regulations or permit requirements or to comply with changes in existing laws and regulations or the manner in which they are applied. Also, Gold Fields may be subject to litigation and other costs as a result of environmental rights granted to individuals under South Africa’s Constitution or other sources of rights. These costs could have a material adverse effect on Gold Fields’ business, operating results and financial condition.

South African mining companies are required by law to undertake rehabilitation works as part of their ongoing operations. In addition, during the operational life of their mines, they must provide for the cost of mine closure and post-closure rehabilitation and monitoring once mining operations cease. Gold Fields funds these environmental rehabilitation costs by making contributions into an environmental trust fund, with amounts approved by the authorities. As of December 31, 2003, Gold Fields had contributed a total of approximately Rand 289.0 million, including accrued interest, to the fund. Changes in legislation or regulations (or the approach to enforcement of them) or other unforeseen circumstances may materially and adversely affect Gold Fields’ future environmental expenditures or the level and timing of Gold Fields’ provisioning for these expenditures.

Gold Fields’ operations in South Africa are subject to health and safety regulations which could impose significant costs and burdens.

The present Mine Health and Safety Act 1996, or the Mine Health and Safety Act, came into effect in January 1997. The principal object of the Mine Health and Safety Act is to improve health and safety at South African mines and to this end, the Mine Health and Safety Act imposes various duties on Gold Fields at its mines, and grants the authorities broad powers to, among other things, close unsafe mines and order corrective action relating to health and safety matters. Exercising her authority under the Mine Health and Safety Act, the Minister of Minerals and Energy stopped production at Beatrix Shaft Nos. 1 and 2 for 10 days in May 2001 and required Gold Fields to implement various safety measures at the mine, following a methane gas explosion in which 13 people lost their lives and which was the second such explosion since May 2000. In the event of any future accidents at Gold Fields’ mines, regulatory authorities could take similar steps.

The Occupational Diseases in Mines and Works Act 78 of 1973, or the Occupational Diseases Act, governs compensation for medical costs related to certain illnesses contracted by persons employed in mines or at sites where activities ancillary to mining are conducted. An amendment to the Occupational Diseases Act came into effect on January 22, 2003, pursuant to which the owner of a mine is required to pay compensation for an indefinite period of time for certain medical costs related to the treatment of occupational illnesses of persons currently employed or persons employed at the time of the onset of the illness. The Mines and Works Compensation Fund that South African mining companies, including Gold Fields, contribute to in order to fund payments due pursuant to the Occupational Diseases Act is presently under funded and levies may need to be reviewed to address this shortfall. Gold Fields may experience increased costs at its mining operations in South Africa a result of its obligation to pay medical compensation pursuant to the Occupational Diseases Act, which could have an adverse effect on Gold Fields’ business, operating results and financial condition.

Gold Fields’ mineral rights in South Africa will become subject to new legislation which could impose significant costs and burdens.

The New Minerals Act. On October 3, 2002, the Mineral and Petroleum Resources Development Act 2002, or the New Minerals Act, was signed by the President of South Africa. Provisions of the New Minerals Act will come into operation on those dates specified by the President. The President may stipulate different dates for the different provisions of the New Minerals Act. It is uncertain when the President will exercise these powers. Until such time as the President exercises these powers, the existing regulatory regime will remain in place. Gold Fields currently owns substantially all of the mineral rights under the existing regime for the properties for which it has mining authorizations.

Among other things, the New Minerals Act: (1) vests the right to prospect and mine in the state without the automatic payment of compensation, (2) makes provision for a transitional period for the phasing out of privately held mineral rights, prospecting permits and mining authorizations held under the old regime and (3) requires that new applications be made in respect of those rights and new rights to be granted pursuant to the New Minerals Act. Consistent with international practice, the New Minerals Act provides that a mining or prospecting right granted under the New Minerals Act could be cancelled if the mineral to which the right relates is not mined at an “optimal rate.” There is no guarantee that Gold Fields could successfully apply for any or all of its existing mining rights under the New Minerals Act or that the terms on which they would be granted would not be significantly less favorable to Gold Fields. The requirements of the New Minerals Act could have a material adverse effect on Gold Fields’ mining and exploration activities in South Africa and, as a result, Gold Fields’ business, operating results and financial condition.

The Mining Titles Registration Amendment Act, or the Mining Titles Act, was signed by the President on November 26, 2003. The Mining Titles Act provides for the registration of rights granted under the New Minerals Act and will come into effect in the same manner as the New Minerals Act. The Mining Titles Act will repeal certain sections of the current legislation dealing with the registration of mineral rights, subject to the transitional provisions of the New Minerals Act. The status of registration of transactions involving mineral rights held under the existing regime during the transition to the new regime will remain somewhat uncertain, however, until the provisions regarding transition are finalized, and there is no guarantee that Gold Fields could successfully register any or all of its mineral rights held under the existing regime that become subject to transactions during the New Mineral Act’s transitional period. Failure to successfully register any mineral rights during this period could have an adverse impact on Gold Fields’ South African operations and therefore an adverse effect on its business, operating results and financial condition.

The New Minerals Act contains a provision requiring the Minister of Minerals and Energy, or the Minister, within six months of the relevant provision becoming operational, to develop a broad-based socio-economic empowerment charter for effecting entry of historically disadvantaged South Africans, or HDSAs, into the mining industry. The South African Government appointed a task team which included representatives from mining companies, including Gold Fields, to develop a charter. On October 11, 2002, the Minister and representatives of certain mining companies and the National Union of Mineworkers signed a charter that reflects the consultation process called for by the New Minerals Act.

The charter’s stated objectives are to:

•	promote equitable access to South Africa’s mineral resources for all the people of South Africa;

•	substantially and meaningfully expand opportunities for HDSAs, including women, to enter the mining and minerals industry and to benefit from the exploitation of South Africa’s mineral resources;

•	utilize the existing skills base for the empowerment of HDSAs;

•	expand the skills base of HDSAs in order to serve the community;

•	promote employment and advance the social and economic welfare of mining communities and areas supplying mining labor; and

•	promote beneficiation of South Africa’s mineral commodities beyond mining and processing, including the production of consumer products.

To achieve these objectives, the charter requires that mining companies achieve a 15% HDSA ownership of mining assets within 5 years and a 26% HDSA ownership of mining assets within 10 years by each mining company. Under the charter, the mining industry as a whole agrees to assist HDSA companies in securing finance to fund participation in an amount of Rand 100 billion over the first 5 years. Beyond the Rand 100 billion commitment, HDSA participation will be increased on a willing seller-willing buyer basis, at fair market value, where the mining companies are not at risk. In addition, the charter requires, among other things, that mining companies spell out plans for achieving employment equity at management level with a view to achieving a baseline of 40% HDSA participation in management and achieving a baseline of 10% participation by women in the mining industry, in each case within 5 years. When considering applications for the conversion of existing licenses, the government will take a “scorecard” approach, evaluating the commitments of stakeholders to the different facets of promoting the objectives of the charter.

In order to comply with the terms of the charter, Gold Fields would be required to adjust the ownership structure of its South African mining assets and the composition of its management team. On November 26, 2003, Gold Fields and Mvelaphanda Resources Limited, or Mvela Resources, issued a detailed joint cautionary announcement to shareholders, describing the terms of an agreement in principle for a broad-based black empowerment consortium, led by Mvela Resources, to acquire a 15% beneficial interest in the South African gold mining assets of Gold Fields for consideration of Rand 4.139 billion to be paid on completion of the transaction. An initial joint cautionary announcement regarding the proposed transaction was released on June 10, 2003. The acquisition relates to Gold Fields’ current South African gold mining assets, which include the Driefontein, Kloof and Beatrix mines and ancillary assets and operations. See “Information on the Company—Recent Developments”. The transaction is intended to meet the charter’s requirement that mining companies achieve a 15% HDSA ownership within 5 years of the charter coming into effect. There is no guarantee, however, that the Mvela Resources transaction will be completed and, if completed, that it will not have a negative effect on the value of Gold Fields’ ordinary shares. In addition, any further adjustment to the ownership structure of Gold Fields’ South African mining assets could have a material adverse effect on the value of Gold Fields’ ordinary shares and failing to comply with the charter’s requirements could subject Gold Fields to negative consequences, the scope of which has not yet been fully determined. Gold Fields may also incur expenses to give effect to the charter, and may need to incur additional indebtedness in order to comply with the industry-wide commitment to assist HDSAs in securing Rand 100 billion of financing during the first 5 years of the charter’s effectiveness. Moreover, there is no guarantee that any steps Gold Fields has already taken or might take would ensure that it could successfully apply for conversion of any or all of its existing mining rights or for the grant of new mining rights or that the terms of any conversion or grant would not be significantly less favorable to Gold Fields than the terms of its current rights.

The Royalty Bill. On March 20, 2003 the draft Mineral and Petroleum Royalty Bill, or the Royalty Bill, was released for public comment. The South African National Treasury subsequently missed an August 1, 2003 deadline for submitting a revised draft to the South African Parliament and, as a result, the Royalty Bill was not expected to be presented to the South African Parliament during 2003.

The Royalty Bill proposes to impose a 3% revenue based royalty on the South African gold mining sector payable to the South African government. Under the terms of the Royalty Bill released for comment, the royalty is to take effect when companies convert to new order mining rights in accordance with the New Minerals Act, although the Minister has indicated that the royalty is not expected to take effect until the transitional period for the conversion of mining rights under the New Minerals Act expires. If adopted, the Royalty Bill could have a negative impact on Gold Fields’ South African operations and therefore an adverse effect on its business, operating results and financial condition.

Gold Fields’ land and mineral rights in South Africa could be subject to land restitution claims which could impose significant costs and burdens.

Gold Fields’ privately held land and mineral rights could be subject to land restitution claims under the Restitution of Land Rights Act 1994, or the Land Claims Act. Under this Act, any person who was dispossessed of rights in land in South Africa as a result of past racially discriminatory laws or practices without payment of just and equitable compensation is granted certain remedies, including the restoration of the land. Under the Land Claims Act, persons entitled to institute a land claim were required to lodge their claims by December 31, 1998. Gold Fields has not been notified of any land claims, but any claims of which it is notified in the future could have a material adverse effect on Gold Fields’ right to the properties to which the claims relate and, as a result, on Gold Fields’ business, operating results and financial condition.

The Restitution of Land Rights Amendment Bill, or the Amendment Bill, was published on August 16, 2003. Under the Land Claims Act, the Minister for Agriculture and Land Affairs, or the Land Minister, may not acquire ownership of land for restitution purposes without a court order unless an agreement has been reached between the affected parties. As proposed, the Amendment Bill would entitle the Land Minister to acquire ownership of land for the purpose of restitution or for the benefit of claimants who do not qualify for restitution under the Land Claims Act without a court order and without obtaining the agreement of the affected parties. The state would be required to pay just and equitable compensation to the owner of land thus acquired. If the Amendment Bill becomes effective, there is no guarantee that any of Gold Fields’ privately held land rights could not become subject to acquisition by the state without Gold Fields’ agreement, or that Gold Fields would be adequately compensated for the loss of its land rights, which could have a negative impact on Gold Fields’ South African operations and therefore an adverse effect on its business, operating results and financial condition.

Gold Fields’ operations in Ghana are subject to environmental regulations which could impose significant costs and burdens.

Gold Fields’ Ghana operation is subject to extensive environmental laws and regulations. The Ghanaian environmental protection laws require, among other things, that Gold Fields register with the Ghanaian environmental authorities, and obtain environmental permits and certificates for the Ghana operation.

Ghanaian mining companies are required by law to rehabilitate land disturbed as a result of their mining operations pursuant to an environmental reclamation plan agreed with the Ghanaian environmental authorities. Gold Fields funds these environmental rehabilitation costs in part by posting a reclamation bond to secure estimated costs of rehabilitation. Changes in the required method of calculation for these bonds or an unforeseen circumstance which produces unexpected costs may materially and adversely affect Gold Fields’ future environmental expenditures.

Gold Fields’ operations in Ghana are subject to health and safety regulations which could impose significant costs and burdens.

The Ghanaian health and safety regulations impose statutory duties on an owner of a mine to, among other things, take steps to ensure that the mine is managed and worked in a manner which provides for the safety and proper discipline of the mine workers. The regulations prescribe the measures to be taken to ensure the safety and health of the mine workers. Additionally, Gold Fields is required under the terms of its mining leases to comply with the reasonable instructions of the relevant authorities for securing the health and safety of persons working in or connected with the mine. A violation of the health and safety regulations or a failure to comply with the reasonable instructions of the relevant authorities could lead to, among other things, a temporary shut down of all or a portion of the mine, a loss of the right to mine or the imposition of costly compliance procedures and, in the case of a violation of the regulations relating to health and safety, constitutes an offense under Ghanaian law. If Ghanaian health and safety authorities require Gold Fields to shut down all or a portion of its mines or to implement costly compliance measures, whether pursuant to existing or new health and safety laws and regulations, such measures could have a material adverse effect on Gold Fields’ business, operating results and financial condition.

Gold Fields, as the holder of the mining lease, has potential liability arising from injuries to, or deaths of, workers, including, in some cases, workers employed by its contractors. In Ghana, statutory workers’ compensation is not the exclusive means for workers to claim compensation. Gold Fields’ insurance for health and safety claims or the relevant workers’ compensation arrangements may not be adequate to meet the costs which may arise upon any future health and safety claims.

On September 12, 2003, the National Health Insurance Act, 2003 (Act 650) came into effect. The act requires every person resident in Ghana to belong to either a public or private health insurance scheme. To fund the National Health Insurance Fund, the act imposes a levy of 2.5% on goods and services produced or provided in, or imported into, Ghana. The provisions of the act relating to the levy require further legislation to be passed to bring it into effect. Once effective, the levy could have an adverse impact on Gold Fields’ Ghanaian operations and thus an adverse effect on its business, operating results and financial condition.

Gold Fields’ mineral rights in Ghana are subject to regulations which could impose significant costs and burdens.

In Ghana, the ownership of land on which there are mineral deposits is separate from the ownership of the minerals. All minerals in their natural state in or upon any land or water are, under Ghanaian law, the property of Ghana and vested in the President on behalf of the people of Ghana. Gold Fields’ mining leases for the Tarkwa property have not yet been ratified by the Ghanaian parliament, as required by law. To the extent that failure to ratify these leases adversely affects their validity, there may be a material adverse effect on Gold Fields’ business, operating results and financial condition.

Gold Fields’ operations in Australia are subject to environmental regulations which could impose significant costs and burdens.

Gold Fields’ Australian operations are subject to various laws and regulations relating to the protection of the environment, which are similar in scope to those of South Africa and Ghana. Gold Fields may, in the future, incur significant costs to comply with the Australian environmental requirements imposed under existing or new legislation, regulations or permit requirements or to comply with changes in existing laws and regulations or the manner in which they are applied. These costs may have a material adverse effect on Gold Fields’ business, operating results and financial condition.

Australian mining companies are required by law to undertake rehabilitation works as part of their ongoing operation. Gold Fields makes provisions in its accounts for the estimated cost of environmental rehabilitation for its Australian mining properties. Gold Fields guarantees its environmental obligations by providing the Western Australian Government with unconditional bank - guaranteed performance bonds to secure the estimated costs. These bonds do not cover remediation for events that were unforeseen at the time the bond was taken. Changes in the required method of calculation for these bond amounts or an unforeseen circumstance which produces unexpected costs may materially and adversely affect future environmental expenditures.

Gold Fields’ operations in Australia are subject to health and safety regulations which could impose significant costs and burdens.

Western Australian health and safety laws impose a duty on a mine owner to provide and maintain a working environment which is safe for mine workers. The regulations prescribe specific measures to be taken and provide for inspectors to review the work site for hazards and violations of the health and safety laws. A violation of the health and safety laws or a failure to comply with the instructions of the relevant health and safety authorities could lead to, among other things, a temporary shutdown of all or a portion of the mine, a loss of the right to mine or the imposition of costly compliance procedures. If health and safety authorities require Gold Fields to shut down all or a portion of the mine or to implement costly compliance measures, whether pursuant to existing or new health and safety laws and regulations, such measures could have a material adverse effect on Gold Fields’ business, operating results and financial condition.

Gold Fields’ tenements in Australia are subject to native title claims and Aboriginal heritage sites which could impose significant costs and burdens.

Certain of Gold Fields’ tenements are subject to native title claims, and there are Aboriginal heritage sites located on certain of Gold Fields’ tenements. Native title and Aboriginal legislation protects the rights of Aboriginals in relation to the land in certain circumstances. Other tenements may become subject to native title claims if Gold Fields seeks to expand or otherwise change its interest in rights to those tenements. Native title claims could require costly negotiations with the claimants or could affect Gold Fields’ access to or use of its tenements, and, as a result, have a material adverse effect on Gold Fields’ business, operating results and financial condition.

Aboriginal heritage sites relate to distinct areas of land which have either ongoing ethnographic or archaeological or historic significance. Aboriginal heritage sites have been identified with respect to portions of some of Gold Fields Australian mining tenements. Additional Aboriginal heritage sites may be identified on the same or additional tenements. Gold Fields may, in the future, incur significant costs as a result of changes in the interpretation of, or new laws regarding, native title and Aboriginal heritage, which may result in a material adverse effect on Gold Fields’ business, operating results and financial conditions.

Investors in the United States may have difficulty bringing actions, and enforcing judgments, against Gold Fields, its directors and its executive officers based on the civil liabilities provisions of the federal securities laws or other laws of the United States or any state thereof.

Gold Fields is incorporated in South Africa. The majority of Gold Fields’ directors and executive officers (and certain experts named herein) reside outside of the United States. Substantially all of the assets of these persons and substantially all of the assets of Gold Fields are located outside the United States. As a result, it may not be possible for investors to enforce against these persons or Gold Fields a judgment obtained in a United States court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. A foreign judgment is not directly enforceable in South Africa, but constitutes a cause of action which will be enforced by South African courts provided that:

•	the court which pronounced the judgment had jurisdiction to entertain the case according to the principles recognized by South African law with reference to the jurisdiction of foreign courts;

•	the judgment is final and conclusive (that is, it cannot be altered by the court which pronounced it);

•	the judgment has not lapsed;

•	the recognition and enforcement of the judgment by South African courts would not be contrary to public policy, including observance of the rules of natural justice which require that the documents initiating the United States proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal;

•	the judgment was not obtained by fraudulent means;

•	the judgment does not involve the enforcement of a penal or revenue law; and

•	the enforcement of the judgment is not otherwise precluded by the provisions of the Protection of Businesses Act 99 of 1978, as amended, of the Republic of South Africa.

It is the policy of South African courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the South African legal system, that does not mean that such awards are necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable, or excessive awards will generally be contrary to public policy. South African courts cannot enter into the merits of a foreign judgment and cannot act as a court of appeal or review over the foreign court. South African courts will usually implement their own procedural laws and, where an action based on an international contract is brought before a South African court, the capacity of the parties to the contract will usually be determined in accordance with South African law. It is doubtful whether an original action based on United States federal securities laws may be brought before South African courts. A plaintiff who is not resident in South Africa may be required to provide security for costs in the event of proceedings being initiated in South Africa. Furthermore, the Rules of the High Court of South Africa require that documents executed outside South Africa must be authenticated for the purpose of use in South Africa.

Gold Fields is the defendant in a lawsuit filed in the United States alleging human rights violations during the apartheid era which could impose significant costs and burdens.

On May 6, 2003, a lawsuit was filed by Zalumi Singleton Mtwesi against Gold Fields in the State of New York. Mr. Mtwesi alleges that during the apartheid era in South Africa he was subjected to human rights violations while employed by Kloof Gold Mining Company Limited, which at the time was a subsidiary of Gold Fields of South Africa Limited, or GFSA. With effect from January 1, 1998, substantially all of the gold mining assets and interests previously held by GFSA were acquired by a company that is now a subsidiary of Gold Fields. See “Information on the Company — History.” Mr. Mtwesi filed the lawsuit on behalf of himself and as representative of all other victims and all other persons similarly situated. Mr. Mtwesi and the plaintiffs’ class have demanded an order certifying the plaintiffs’ class and compensatory damages from Gold Fields in the amount of $7 billion. A complaint has not been served on Gold Fields. Should the lawsuit proceed, defending it may be costly and time consuming and there can be no assurance that Gold Fields will be successful. If Gold Fields is unsuccessful in defending the lawsuit considerable compensatory damages or other penalties may be imposed on Gold Fields which may have a material adverse effect on Gold Fields’ business, operating results and financial condition.

Because the principal trading market for Gold Fields’ ordinary shares is the JSE Securities Exchange South Africa, investors face liquidity risk in the market for Gold Fields’ ordinary shares.

The principal trading market for Gold Fields’ ordinary shares is the JSE Securities Exchange South Africa, or the JSE. Historically, trading volumes and liquidity of shares listed on the JSE have been low in comparison with other major markets. The ability of a holder to sell a substantial number of Gold Fields’ ordinary shares on the JSE in a timely manner, especially in a large block trade, may be restricted by this limited liquidity.

Gold Fields may not pay dividends or make similar payments to its shareholders in the future.

Gold Fields pays cash dividends only if funds are available for that purpose. Whether funds are available depends on a variety of factors, including the amount of cash available and Gold Fields’ capital expenditures and other cash requirements existing at the time. Under South African law, Gold Fields will be entitled to pay a dividend or similar payment to its shareholders only if it meets the solvency and liquidity tests set out in the South African Companies Act and Gold Fields’ Articles of Association. Cash dividends or other similar payments may not be paid in the future.

Gold Fields’ non-South African shareholders face additional investment risk from currency exchange rate fluctuations since any dividends will be paid in Rand.

Dividends or distributions with respect to Gold Fields’ ordinary shares have historically been paid in Rand. The U.S. dollar or other currency equivalent of any dividends or distributions with respect to Gold Fields’ ordinary shares will be adversely affected by potential future reductions in the value of the Rand against the U.S. dollar or other currencies. In the future, it is possible that there will be changes in South African exchange control regulations, such that dividends paid out of trading profits will no longer be freely transferable outside South Africa to shareholders who are not residents of the Common Monetary Area.

Gold Fields’ ordinary shares are subject to dilution upon the exercise of Gold Fields’ outstanding options.

As of December 31, 2003, Gold Fields had an aggregate of 1,000,000,000 ordinary shares authorized to be issued and as of that date an aggregate of 491,147,202 ordinary shares were issued and outstanding. Gold Fields has two securities option plans which are authorized to grant options in an amount of up to an aggregate of 25,071,013 ordinary shares. Gold Fields had outstanding as of December 31, 2003 options to purchase a total of 9,874,948 ordinary shares at exercise prices of between Rand 13.55 and Rand 154.65. Shareholders’ equity interests in Gold Fields will be diluted to the extent of future exercises of these options and any additional options granted under the plans.

There has not been a prior market for Gold Fields’ debt securities or warrants and such a market may never develop.

Gold Fields may issue debt securities in different series with different terms in amounts that are to be determined. Debt securities issued by Gold Fields may be listed on a recognized stock exchange. There can be no assurance that the prices at which the debt securities of any series will trade in the market after their initial offering will not be lower than the initial offering price, or that an active trading market for the debt securities of any series will develop for any warrants issued by Gold Fields. There can also be no assurance that an active trading market will develop for any warrants issued by Gold Fields. There can also be no assurance regarding the ability of holders of Gold Fields’ debt securities or warrants to sell their debt securities or warrants, or the price at which holders may be able to sell their debt securities or warrants. Even if an active trading market develops, the debt securities and warrants could trade at prices that may be higher or lower than their initial offering price and, in the case of debt securities, this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things:

•	prevailing interest rates;

•	Gold Fields’ financial results;

•	a decline in Gold Fields’ creditworthiness;

•	currency volatility;

•	a weakness in the market for similar securities;

•	a decline in general economic conditions; and

•	Gold Fields’ perceived business prospects.

Because Gold Fields is a holding company and currently conducts its operations through subsidiaries, the right of holders of Gold Fields’ debt securities to receive payments on those debt securities is structurally subordinated to other liabilities of its subsidiaries.

Gold Fields is organized as a holding company, and substantially all of its operations are carried on through subsidiaries. Gold Fields’ ability to meet its financial obligations is dependent on the availability of cash flows from its subsidiaries through dividends and other payments. Gold Fields’ subsidiaries are not guarantors of any debt securities Gold Fields may offer. In addition, these subsidiaries are not required and may not be able to pay dividends to Gold Fields. Claims of the creditors of Gold Fields’ subsidiaries have priority as to the assets of such subsidiaries over the claims of Gold Fields. Consequently, in the event of the insolvency of Gold Fields, the claims of the holders of debt securities issued by Gold Fields would be structurally subordinated to the prior claims of creditors of subsidiaries of Gold Fields. In addition, some of Gold Fields’ subsidiaries are subject to laws restricting the amount of dividends they may pay. For example, subsidiaries of Gold Fields incorporated under the laws of South Africa may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels.

Because the debt securities are unsecured, the right of holders of Gold Fields’ debt securities to receive payment may be adversely affected.

The debt securities that Gold Fields is offering will be unsecured. Unless otherwise specified in the prospectus supplement, the debt securities are not subordinated to any of Gold Fields’ other debt obligations and, therefore, they will rank equally with all of Gold Fields’ other unsecured and unsubordinated indebtedness. If Gold Fields defaults on the debt securities, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Gold Fields has granted security over its assets, the assets that secure its debts will be used to satisfy the obligations under that secured debt before Gold Fields can make payment on the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated, unsecured indebtedness.

The rights of the holders of any series of Gold Fields’ debt securities may be inferior to the rights of holders of other series of Gold Fields’ debt securities issued pursuant to the indenture.

The debt securities are governed by a document called an indenture, which is described below under “Description of Gold Fields’ Debt Securities”. Gold Fields may issue as many distinct series of debt securities as it wishes. Gold Fields may also issue a series of debt securities under the indenture that provides holders with rights superior to the rights already granted, or that may be granted, to holders of a different series.

Insolvency and administrative laws may adversely affect the ability of holders of Gold Fields’ debt securities to enforce their rights under the debt securities.

Gold Fields is organized under the laws of South Africa. Gold Fields has substantial operating assets held by subsidiaries organized under the laws of South Africa, Ghana and Australia. Accordingly, in the event of a bankruptcy or insolvency event, proceedings could be initiated in South Africa or in one or more other jurisdictions. Multi-jurisdictional proceedings are likely to be complex and costly for creditors and may result in uncertainty and delay regarding the enforcement of the rights of holders of Gold Fields’ debt securities. In addition, applicable insolvency and administrative laws may not be as favorable to holders of Gold Fields’ debt securities as the equivalent U.S. administrative and insolvency laws. There can be no assurance the holders of Gold Fields’ limited debt securities will be able to effectively enforce their rights under the applicable insolvency laws or in the event of complex, multiple bankruptcy or insolvency proceedings.

WHERE YOU CAN FIND MORE INFORMATION

Gold Fields files annual and special reports and other information with the United States Securities and Exchange Commission, or SEC. You may read and copy any reports or other information on file at the SEC’s public reference room at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. You may consult reports and other information about Gold Fields that it files pursuant to the rules and regulations of The New York Stock Exchange and the JSE at such exchanges.

INCORPORATION BY REFERENCE

The SEC allows Gold Fields to “incorporate by reference” the information Gold Fields files with it, which means that Gold Fields can disclose important information to you by referring you to those documents that are considered part of this prospectus. Gold Fields incorporates by reference the documents listed below:

•	Gold Fields’ annual report on Form 20-F (File No. 1-31318) for the year ended June 30, 2003, filed with the SEC on December 29, 2003; and

•	Gold Fields’ report on Form 6-K (containing Gold Fields’ financial statements for the quarter and six months ended December 2003 and a reconciliation of Gold Fields’ net income and total shareholders’ equity for the year ended June 30, 2003 from U.S. GAAP to South African GAAP), furnished to the SEC on February 4, 2004.

Gold Fields incorporates by reference all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of Gold Fields’ reports submitted to the SEC on Form 6-K to the extent that Gold Fields specifically identifies in such form that they are being incorporated by reference (1) after the date of this registration statement and before its effectiveness and (2) until Gold Fields’ offerings of securities using this prospectus have been completed. This prospectus is part of a registration statement filed with the SEC.

Information that Gold Fields files with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that Gold Fields incorporates by reference in this prospectus.

You may obtain a copy of these filings at no cost, by writing or telephoning Gold Fields at the following address:

Gold Fields Ltd.
24 St. Andrews Road
Parktown 2193
South Africa
(Tel No: 011-27-11-644-2400)

You should rely only on the information incorporated by reference or provided in this prospectus and in any prospectus supplement. Gold Fields has not authorized anyone else to provide you with information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus, the related prospectus supplement and any documents incorporated by reference therein may contain forward-looking statements with respect to Gold Fields’ financial condition, results of operations, business strategies, operating efficiencies, competitive position, growth opportunities for existing services, plans and objectives of management, markets for stock and other matters. Statements in this prospectus that are not historical facts are “forward-looking statements”.

These forward-looking statements, including, among others, those relating to the future business prospects, revenues and income of Gold Fields, wherever they may occur in this prospectus and the exhibits to the registration statement, are necessarily estimates reflecting the best judgment of the senior management of Gold Fields and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projection contained in the forward-looking statements include, without limitation:

•	overall economic and business conditions in South Africa, Ghana, Australia and elsewhere;

•	the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions;

•	the success of exploration and development activities;

•	decreases in the market price of gold;

•	the occurrence of hazards associated with underground and surface gold mining;

•	the occurrence of labor disruptions;

•	availability, terms and deployment of capital;

•	changes in relevant government regulations, particularly environmental regulations and potential new legislation affecting mining and mineral rights;

•	fluctuations in exchange rates, currency devaluations and other macroeconomic monetary policies; and

•	political instability in South Africa, Ghana and regionally.

Gold Fields undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Gold Fields is incorporated in South Africa. The majority of Gold Fields’ directors and executive officers (and certain experts named herein) reside outside of the United States. Substantially all of the assets of these persons and substantially all of the assets of Gold Fields are located outside the United States. As a result, it may not be possible for investors to enforce against these persons or Gold Fields a judgment obtained in a United States court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. A foreign judgment is not directly enforceable in South Africa, but constitutes a cause of action which will be enforced by South African courts provided that:

•	the court which pronounced the judgment has jurisdiction to entertain the case according to the principles recognized by South African law with reference to the jurisdiction of foreign courts;

•	the judgment is final and conclusive (that is, it cannot be altered by the court which pronounced it);

•	the judgment has not lapsed;

•	the recognition and enforcement of the judgment by South African courts would not be contrary to public policy, including observance of the rules of natural justice which require that the documents initiating the United States proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal;

•	the judgment was not obtained by fraudulent means;

•	the judgment does not involve the enforcement of a penal or revenue law; and

•	the enforcement of the judgment is not otherwise precluded by the provisions of the Protection of Businesses Act 99 of 1978, as amended, of the Republic of South Africa.

It is the policy of South African courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the South African legal system, that does not mean that such awards are necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable, or excessive awards will generally be contrary to public policy. South African courts cannot enter into the merits of a foreign judgment and cannot act as a court of appeal or review over the foreign court. South African courts will usually implement their own procedural laws and, where an action based on an international contract is brought before a South African court, the capacity of the parties to the contract will usually be determined in accordance with South African law. It is doubtful whether an original action based on United States federal securities laws may be brought before South African courts. A plaintiff who is not resident in South Africa may be required to provide security for costs in the event of proceedings being initiated in South Africa. Furthermore the Rules of the High Court of South Africa require that documents executed outside South Africa must be authenticated for the purpose of use in South Africa.

GOLD FIELDS LIMITED

Gold Fields is a significant producer of gold and major holder of gold reserves in South Africa, Ghana and Australia. Gold Fields is primarily involved in underground and surface gold mining and related activities, including exploration, extraction, processing and smelting, and also has strategic interests in platinum group metals exploration. Gold Fields is currently the third largest gold producer in South Africa and one of the largest gold producers in the world on the basis of annual production.

Gold Fields’ mining operations are located primarily in South Africa. It also owns the St. Ives and Agnew gold mining operations in Australia and has a 71.1% interest in each of the Tarkwa gold mine and the Damang gold mine in Ghana. In addition, Gold Fields has gold and other precious metal exploration activities and interests in Africa, Australasia, China, Europe, North America and South America. Gold Fields owns 100% of the Arctic Platinum Partnership in northern Finland, which is evaluating the economic potential of deposits of open pittable and underground platinum group metal mineralization.

Gold Fields is a public company incorporated in South Africa, with a registered office located at 24 St. Andrews Road, Parktown 2193, South Africa, telephone number 011-27-11-644-2400.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the actual capitalization and indebtedness of Gold Fields on a U.S. GAAP consolidated basis as of June 30, 2003.

As of
June 30, 2003

(in $ millions)
Cash and cash equivalents	133.6
Short-term indebtedness
Guaranteed, secured	20.5
Unguaranteed, secured	—
Guaranteed, unsecured	—
Unguaranteed, unsecured	—
Long-term indebtedness
Guaranteed, secured	21.1
Unguaranteed, secured	—
Guaranteed, unsecured	—
Unguaranteed, unsecured	—
Shareholders’ equity
Share capital	42.2
Additional paid-in capital	1,565.2
Retained earnings	255.3
Accumulated other comprehensive loss	(243.4)

Total shareholders’ equity	1,619.3

Total capitalization (shareholders’ equity plus debt)	1.660.9

RATIO OF EARNINGS TO FIXED CHARGES

Gold Fields’ ratio of earnings to fixed charges for the periods indicated below is as follows:

	Year Ended June 30,

	1999	2000	2001	2002	2003

Earnings to fixed charges	—	13.0x	7.2x	74.8x	80.9x

The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” means income from continuing operations before income tax and before minority interests in consolidated subsidiaries plus fixed charges and gains or losses from investments accounted for under the equity method. “Fixed charges” means interest expense plus capitalized interest. In 1999 fixed charges exceeded earnings by $62.2 million.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for project development, acquisitions and exploration.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities Gold Fields may offer. Unless the context otherwise requires, Gold Fields will refer to the ordinary shares, including ordinary shares in the form of ADSs, rights to purchase ordinary shares, warrants to purchase ordinary shares and debt securities as the “securities”. Each time Gold Fields sells securities, Gold Fields will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid to Gold Fields for the offered securities, net proceeds to Gold Fields, the expenses of the offering, the terms of offers and sales outside of the United States, if any, the nature of the plan of distribution, the other specific terms related to the offering, and any U.S. federal income tax consequences and South African tax considerations applicable to the offered securities.

SOUTH AFRICAN RESERVE BANK APPROVAL

The issuance of any securities under this prospectus will be subject to the approval of the South African Reserve Bank. Gold Fields does not expect any material difficulty in obtaining the necessary approvals.

DESCRIPTION OF GOLD FIELDS’ DEBT SECURITIES

Gold Fields may issue debt securities in one or more distinct series from time to time following the filing of this registration statement. Most of the financial terms and other specific terms of any series of debt securities that Gold Fields may choose to offer will be described in a prospectus supplement to be attached to this prospectus. Because the terms of specific debt securities may differ from the general information Gold Fields has provided below, you should rely on the information in the prospectus supplement to the extent that it contradicts the general information set forth below.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document known as an “indenture”. An indenture is an agreement between Gold Fields and a financial institution acting as trustee on your behalf. A trustee has two main roles. First, the trustee is able to enforce the rights of holders of debt securities against Gold Fields in case of default. There are certain limitations on the extent to which the trustee may act on behalf of holders of debt securities, which are described under “Events of Default” on page 31. Second, the trustee provides Gold Fields with certain administrative services.

Gold Fields will issue debt securities under an indenture, as supplemented from time to time (the “debt indenture”), which will be entered into between Gold Fields and Wachovia Bank as trustee (the “debt trustee”).

Gold Fields will refer to the debt indenture as an “indenture”. The indenture is subject to and governed by the United States Trust Indenture Act of 1939, as amended.

This section is only a summary and does not describe every aspect of the debt securities and the indenture. You are strongly advised to read the indenture because that document, and not this description, defines your rights as a holder of debt securities. For example, in this section, capitalized words are used to signify terms that are specifically defined in the indenture. Certain of these definitions are used in this prospectus but you are urged to refer to the indenture for definitions not included in this prospectus. Gold Fields has filed the form of the indenture as an exhibit to the registration statement that Gold Fields has filed with the SEC. See “Where You Can Find More Information” on page 18 for information on how to obtain a copy of the indenture.

General

Under the indenture, any debt securities proposed to be sold under this prospectus and the prospectus supplement and any debt securities issuable upon the conversion of debt securities, as well as other unsecured debt securities, may be issued under the indenture in one or more series.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•	the provision for any sinking fund;

•	any additional restrictive covenants;

•	any additional events of default;

•	whether the series of debt securities are issuable in definitive form;

•	any provisions modifying the defeasance and covenant defeasance provisions;

•	any special tax implications, including provisions for original issue discount;

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	whether the debt securities are guaranteed and the terms of such guarantee;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	whether and under what circumstances Gold Fields will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether Gold Fields will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of this option;

•	any securities exchange on which the debt securities are proposed to be listed;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specific events; and

•	any other terms.

The debt securities will be unsecured obligations of Gold Fields. Unless the debt securities are subject to subordination as specified in the prospectus supplement and related indenture, debt securities will rank equally with Gold Fields’ other unsecured and unsubordinated indebtedness. If subordinated, debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of Gold Fields’ unsecured and unsubordinated indebtedness, subject to the terms of subordination to be set forth in the prospectus supplement and the indenture.

Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by Gold Fields in immediately available funds.

For the purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts required by the terms of the debt securities.

The indenture will not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “securities”. The indenture also provides that there may be more than one trustee, each with respect to one or more different series of securities. See “Resignation of Trustee” on page 36. At any time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to those series of securities for which it is trustee. If two or more trustees are acting under the indenture, then the securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event that Gold Fields issues a large amount of debt or is acquired by another entity.

You are urged to refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or Gold Fields’ covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Gold Fields may issue securities with terms different from those of securities previously issued and, without the consent of the holders thereof, may reopen a previous issue of a series of securities and issue additional securities of that series unless the reopening was restricted when that series was created.

Conversion or Exchange

If any debt securities are convertible into Gold Fields’ ordinary shares, ordinary shares in the form of ADSs or other securities or exchangeable into securities of other issuers, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or Gold Fields, provisions for adjusting the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also stipulate that the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange may be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in the prospectus supplement, Gold Fields will pay all amounts of principal of, and any premium and interest on, any debt securities, without deduction or withholding for any taxes, assessments or other charges imposed by the government of South Africa or the government of a jurisdiction in which a successor to Gold Fields is organized. To the extent that deduction or withholding of any of these charges is required by South Africa, or by a jurisdiction in which a successor to Gold Fields is organized, Gold Fields will pay in the form of additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these additional amounts will not include:

•	the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than South Africa, or the government of a jurisdiction in which a successor to Gold Fields is organized (including any unit of the federal or a state government of the United States);

•	the amount of any tax, assessment or other governmental charge that is only payable because the holder has a connection to South Africa other than the mere holding of a debt security and the receipt of payments thereon;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

•	the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the beneficial owner of the debt security failing to accurately comply with a request from us to either provide information concerning the beneficial owner’s nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the completion of either would have provided an exemption from the applicable governmental charge;

•	any withholding or deduction required pursuant to any European Union directive on the taxation of savings; or

•	any combination of the taxes, assessments or other governmental charges described above.

Optional Tax Redemption

Unless otherwise indicated in the prospectus supplement, except with respect to debt securities that have a variable rate of interest, which may be redeemed on any interest payment date, Gold Fields may redeem each series of debt securities at its option in whole but not in part at any time, if Gold Fields would be required to pay additional amounts, as a result of any change in the tax laws of South Africa that becomes effective on or after the date of issuance of that series, as explained above under “Payment of Additional Amounts with Respect to the Debt Securities”.

Except with respect to outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

In either case, however, Gold Fields may not redeem a series of debt securities if it can reasonably avoid either the payment of additional amounts, deductions or withholding, as the case may be.

Gold Fields is allowed to merge or consolidate with, or sell its assets to, another entity as described under “Merger or Consolidation” on page 32. If Gold Fields does enter into any such transaction, then either Gold Fields or the surviving entity may redeem each series of debt securities at its option in whole but not in part at any time, except for debt securities that have a variable rate of interest, which may be redeemed on any interest payment date, if as a result of the transaction the surviving entity would be required to pay additional amounts as set forth above.

Additional Mechanics

Gold Fields may choose to issue registered debt securities in book-entry form only, unless otherwise specified in the prospectus supplement. Debt securities issued in book-entry form will be represented by global securities. Gold Fields expects to issue debt securities in book-entry form only represented by global securities.

Gold Fields may also issue debt securities in non-registered form as bearer securities if it issues the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to Gold Fields’ maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

Gold Fields will issue registered debt securities in book-entry form only, unless specified otherwise in the prospectus supplement. Debt securities in book-entry form will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. As a result, for debt securities issued in global form, Gold Fields will recognize only the depositary as the holder of the debt securities and Gold Fields will make all payments on the debt securities to the depositary. Payments received by the depositary are passed on to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants make payments under agreements among themselves or with their customers; they are not obligated to do so under the terms of the debt securities.

Consequently, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

Gold Fields may issue debt securities in definitive form or terminate a global security in which case, investors may elect to hold their debt securities in their own names or in “street name”. Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

With respect to debt securities held in street name, Gold Fields will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and Gold Fields will make all payments on those debt securities to them. Payments received by these institutions will pass to their customers who are the beneficial owners pursuant to their customer agreements or these institutions will pass payment because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Gold Fields’ obligations, as well as the obligations of the trustee and those of any third parties employed by Gold Fields or the trustee, run only to the legal holders of the debt securities. Gold Fields does not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case regardless of whether an investor chooses to be an indirect holder of a debt security or becomes one by virtue of the fact that Gold Fields may issue the debt securities only in global form.

For example, once Gold Fields makes a payment or gives a notice to the holder, it will have no further responsibility for the payment or notice even if that holder is required, pursuant to agreements with depositary participants or customers or by law, to pass it along to the indirect holders but fails to do so. Similarly, if Gold Fields seeks to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve Gold Fields of the consequences of a default or of its obligation to comply with a particular provision of an indenture), Gold Fields would seek the approval only from the holders, and not the indirect holders, of the debt securities. The holders may contact the indirect holders as they see fit.

When this prospectus refers to you, it means those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When this prospectus refers to your debt securities, this prospectus means the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you are urged to contact that institution with respect to the following:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

What is a Global Security?

As noted above, Gold Fields expects to issue debt securities as registered securities in book-entry form only, unless otherwise specified in the prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security that Gold Fields issues in book-entry form will be represented by a global security that it deposits with and registers in the name of a financial institution or its nominee as selected by Gold Fields. The financial institution that Gold Fields selects for this purpose is called the depositary. Unless specified otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. Those situations are described below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, you as an investor should be aware of the following:

•	an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations described below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as described under “Holders of Registered Debt Securities” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are not permitted by law to own securities in book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. Gold Fields and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. Gold Fields and the trustee also do not supervise the depositary in any way;

•	the depositary requires that those who purchase and sell interests in a global-security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. Gold Fields does not monitor and does not accept responsibility for the actions of any of those intermediaries.

Special Situations when a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (definitive securities). After that exchange, the choice of whether to hold the definitive debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. Gold Fields has described the rights of holders and street name investors under “Holders of Registered Debt Securities” above.

A global security will be terminated in the following special situations:

•	if the depositary notifies Gold Fields that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and Gold Fields does not appoint another institution to act as depositary within 120 days;

•	if Gold Fields notifies the trustee that it wishes to terminate that global security;

•	if an Event of Default has occurred with regard to the debt securities represented by that global security which has not been cured or waived (see “Events of Default”); or

•	if otherwise provided in a prospectus supplement.

The prospectus supplement may provide for situations for terminating a global security with respect to only a particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not Gold Fields or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the direct holders of those debt securities.

Payment and Paying Agents

Gold Fields will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “regular record date”. Because Gold Fields will pay all applicable interest for an interest period to the holders on the regular record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common way to do this is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest”.

Payments on Global Securities

Gold Fields will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Pursuant to those policies, Gold Fields will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Global Securities — What Is a Global Security?”.

Payments on Definitive Securities

Gold Fields will pay any interest due as of an interest payment date to the holder shown on the trustee’s records as of the close of business on the regular record date. Gold Fields will make all payments of interest, principal and premium, if any, at the office of the trustee in Charlotte, North Carolina, and/or at other offices as specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. The trustee’s corporate trust office is currently located at 21 South Street, Morristown, NJ 07960. The holder must make arrangements to have his or her payment picked up at or wired from a specified office. Gold Fields may also choose to pay interest by mailing checks to holders or by wire transfer to an account maintained by the holder, at Gold Fields’ option. All payments by check will be made in next-day funds, which means the funds so paid become available one day after the check is cashed.

Payment when Offices Are Closed

If any payment due on a debt security falls on a day that is not a business day, Gold Fields will make payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

Investors are entitled to special rights in the event that an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What is an Event of Default?

The term “Event of Default” in respect of the debt securities of your series includes any of the following:

•	Gold Fields does not pay the principal of, or any premium on, a debt security of the series on its due date;

•	Gold Fields does not pay interest on a debt security of the series within 30 days of its due date;

•	Gold Fields does not deposit any sinking fund payment in respect of debt securities of the series on its due date;

•	Gold Fields remains in breach of a covenant in respect of debt securities of the series for 60 days after Gold Fields receives a written notice of default stating it is in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of that series;

•	indebtedness of Gold Fields in excess of an amount to be specified in the applicable prospectus supplement becomes prematurely repayable as a result of a default in respect of the terms of that indebtedness;

•	Gold Fields fails to make a payment in excess of an amount to be specified in the applicable prospectus supplement or fails to make a payment in respect of any guarantee or suretyship in excess of an amount to be specified in the applicable prospectus supplement, within 30 days of its due date, unless Gold Fields is in good faith contesting the obligation to make the payment or the validity of the guarantee or suretyship;

•	security granted in respect of indebtedness in excess of an amount to be specified in the applicable prospectus supplement, or any guarantee or suretyship for such security is enforced by or on behalf of the creditors entitled to it, unless Gold fields is in good faith contesting the creditors’ rights to the security;

•	Gold Fields files for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

The occurrence of an Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities relating to any default, except with respect to the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. Under certain circumstances a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

In order to bypass the trustee and bring your own lawsuit or other formal legal action, or take other steps to enforce rights or protect your interests relating to the debt securities independent of the trustee, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•	the holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of not less than a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, any premium or interest; and

•	in respect of a convenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Gold Fields will furnish annually to the trustee a written statement by certain Gold Fields’ officers certifying that to their knowledge Gold Fields is in compliance with the applicable indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, Gold Fields is generally permitted to consolidate or merge with another entity. Gold Fields also may sell all or substantially all of its assets to another entity. However, Gold Fields may take these actions only if all the following conditions are met:

•	where Gold Fields is not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities;

•	the merger or sale of assets must not cause a default on the debt securities and Gold Fields must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described on page 31 under “Events of Default — What is an Event of Default?” A default for this purpose would also include any event that would be an Event of Default if the requirements for giving Gold Fields a notice of default or Gold Fields’ default having to exist for a specific period of time were disregarded;

•	if the successor entity is organized under the laws of a jurisdiction outside the United States, it must provide an indemnity to the holders of the debt securities against any tax or government charges payable by the holders as a result of the merger or sale of assets;

•	Gold Fields must deliver certain certificates and documents to the trustee; and

•	Gold Fields must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes Gold Fields can make to the indenture and the debt securities issued under the indenture.

Changes Requiring Your Approval

First, there are changes that Gold Fields cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

•	modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants;

•	change Gold Fields’ obligation to maintain an office or agency in the place of payment on a debt security; and

•	change any obligation to pay additional amounts, as explained above under “Payment of Additional Amounts with Respect to the Debt Securities”.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. In addition, Gold Fields does not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•	if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of all of the series of debt securities issued under the indenture, voting together as one class for this purpose, may waive Gold Fields’ compliance with some of Gold Fields’ covenants in that indenture. However, Gold Fields may not obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Changes Requiring Your Approval”.

Further Details Concerning Voting

The trustee is entitled to set any day as a record date for the purpose of determining the holders of the debt securities of any series that are entitled to:

•	give notice of a default;

•	declare the entire principal amount of the debt securities of that series to be due and payable immediately

•	request that the trustee take action if an Event of Default has occurred; or

•	direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee.

Gold Fields will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action on any other matter under the indenture. If the trustee or Gold Fields sets a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within 180 days, or such shorter period as the trustee or Gold Fields designates, following the record date. Unless otherwise specified in the prospectus supplement or indenture, the holder of a debt security will he entitled to one vote for each $1,000 principal amount of the outstanding debt securities he or she holds. Debt securities will not be considered outstanding, and therefore not eligible to vote, if Gold Fields has deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance”.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if Gold Fields seeks to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless otherwise stated in the prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law, Gold Fields may make the deposit described below and be released from some of the restrictive covenants in the indenture in respect of a particular series. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, Gold Fields must do the following:

•	Gold Fields must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds (or, if the debt securities of the series are payable in a currency other than U.S. dollars, notes or bonds of the government or agencies of the government that issued the currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	the “covenant defeasance” must not otherwise result in a breach of the indenture or any of Gold Fields’ other material agreements;

•	no default or Event of Default can have occurred and remain uncured; and

•	Gold Fields must deliver to the trustee a legal opinion of Gold Fields’ counsel confirming that, under current U.S. federal income tax law, Gold Fields may make the above deposit without causing you to be taxed on the debt securities any differently than if Gold Fields did not make the deposit and just repaid the debt securities itself at maturity.

If Gold Fields achieves covenant defeasance, investors may still look to Gold Fields for repayment of the debt securities to the extent there is a shortfall in the trust deposit or the trustee is prevented from making payment. If one of the remaining Events of Default occurred (such as bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, Gold Fields is entitled to legal release from all payment and other obligations relating to the debt securities of a particular series (called “full defeasance”) so long as Gold Fields puts in place the following arrangements:

•	Gold Fields must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds (or, if the debt securities of the series are payable in a currency other than U.S. dollars, notes or bonds of the government or agencies of the government that issued the currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	the “full defeasance” must not otherwise result in a breach of the indenture or any of Gold Fields’ other material agreements;

•	no default or Event of Default may have occurred and remain uncured; and

•	Gold Fields must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets it make the above deposit without causing you to be taxed on the debt securities any differently than if Gold Fields did not make the deposit and just repaid the debt securities at maturity. Under current U.S. federal tax law, the deposit and Gold Fields’ legal release from the debt securities would be treated as though Gold Fields paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

If Gold Fields were to accomplish full defeasance, as described above, investors would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to Gold Fields for repayment in the unlikely event of any shortfall.

Form, Exchange and Transfer of Registered Securities

If for any reason registered debt securities cease to be issued in global form, they will be issued:

•	only in fully registered definitive form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders are entitled to exchange their definitive securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their definitive securities at the office of the trustee. Gold Fields has appointed the trustee to act as Gold Fields’ agent for registering debt securities in the names of holders transferring debt securities. Gold Fields may appoint another entity to perform these functions or perform them itself.

Holders will not be required to pay a service charge to transfer or exchange their definitive securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if Gold Fields’ transfer agent is satisfied with the holder’s proof of legal ownership.

If Gold Fields has designated additional transfer agents for your debt security, these transfer agents will be named in the prospectus supplement. Gold Fields may also appoint additional transfer agents or cancel the appointment of any particular transfer agent. Gold Fields may approve a change in the office through which any transfer agent acts.

If any definitive securities of a particular series are redeemable and Gold Fields redeems less than all of the debt securities of a particular series, Gold Fields may block the transfer or exchange of those debt securities during the period beginning 15 days before the day Gold Fields mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Gold Fields may also refuse to register transfers or exchanges of any definitive securities selected for redemption, except that Gold Fields will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depository will be the sole holder of the debt security.

Resignation of Trustee

The trustee may resign or be removed with respect to one or more series of securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Covenants

Limitation on Liens

Gold Fields covenants in the indenture that it will not, nor will it permit any “Restricted Subsidiary”, which term is described below, to create or allow to exist any pledge, mortgage, lien, charge, encumbrance or security interest (collectively a “lien” or “liens”) to secure any present or future “Capital Market Indebtedness”, which term is described below, without effectively securing the securities issued under the indenture equally and rateably with such Capital Market Indebtedness. Please see below for definitions of “Restricted Subsidiary” and “Capital Market Indebtedness”.

This restriction on liens does not apply to Capital Market Indebtedness secured by a number of different types of liens including, among others, the following:

•	liens already existing at the time Gold Fields issues debt securities under the indenture;

•	liens on an asset acquired by Gold Fields or a Restricted Subsidiary at the time of the acquisition, as long as the lien was not created or increased in contemplation of the acquisition;

•	liens on any asset of a company existing at the time it becomes a Restricted Subsidiary as long as the lien was not created or increased in contemplation of the company becoming a Restricted Subsidiary;

•	any netting or set-off arrangement entered into by Gold Fields or a Restricted Subsidiary as part of its normal banking arrangements;

•	liens in substitution for liens permitted under the three prior provisions, as long as there is no increase the amount of Capital Market Indebtedness secured or in the value of the assets used as security;

•	liens to secure loans from certain governmental agencies, investment guarantee agencies, export credit agencies or lending organizations established by the United Nations, the European Union or other international treaty organization, including, but not limited to, the European Investment Bank, the European Bank for Reconstruction and Development, the International Finance Corporation and the Industrial Development Corporation of South Africa Limited and liens over assets for the purpose of securing financing for construction and development of a project, such as a mining venture, which is generally called “project finance”, to the extent the lien is on the asset being financed by the loan or the project finance;

•	liens arising out of the refinancing of any Capital Market Indebtedness secured by any lien permitted under any of the foregoing provisions;

•	liens arising by operation of law, such as lines to secure statutory obligations for taxes or workers’ compensation rights;

•	liens in connection with convertible or exchangeable debt securities where the lien is over the assets into which the debt securities are convertible or exchangeable and which secure only Gold Fields’ obligation to effect the conversion or exchange;

•	liens arising in the ordinary course of business to secure Capital Market Indebtedness under hedging transactions Gold Fields enters into to manage risks arising under funded debt obligations; and

•	liens created on short-term receivables used in an asset-backed financing;

In addition, the general lien restriction does not apply to Capital Market Indebtedness secured by a lien if the total amount of Capital Market Indebtedness secured by such liens does not exceed $     .

Unless otherwise specified in a prospectus supplement, the term “Capital Market Indebtedness” is defined in the indenture to mean any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, a certificate of indebtedness of a type generally offered and sold in the capital markets, or in the form of, or represented or evidenced by, bonds, notes or other securities which are listed or traded on a stock exchange or other recognized securities market.

Unless otherwise specified in a prospectus supplement, the term “Restricted Subsidiary” is defined in the indenture to mean any subsidiary wholly owned by Gold Fields which owns a Principal Property, which term is described below; provided, that Restricted Subsidiary shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company. In the event that there shall be at any time a question as to whether a subsidiary is described in the foregoing sentence or an exception described herein, such matter shall be determined for all purposes of the Indenture by a resolution of Gold Fields’ board of directors.

Unless otherwise specified in a prospectus supplement, the term “Principal Property” is defined in the indenture to mean any mine, together with any fixtures comprising a part thereof, and any plant or other facility, together with any land upon which such plant or other facility is erected and fixtures comprising a part thereof, used primarily for mining or processing, the net book value of which on the date as of which the determination is being made exceeds a percentage to be specified in the applicable prospectus supplement of Consolidated Net Tangible Assets; provided, that Principal Property shall not include (a) any mine, plant or facility which, in the opinion of the Gold Fields’ board of directors, is not of material importance to the total business conducted by Gold Fields and the Restricted Subsidiaries, taken as an entirety or (b) any portion of a particular mine, plant or facility which, in the opinion of Gold Fields’ board of directors is not of material importance to the use or operation of such mine, plant or facility.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in currencies other than U.S. dollars may entail significant risks to U.S. holders. These risks include the possibility of significant fluctuations in the currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF GOLD FIELDS’ ORDINARY SHARES

General

Gold Fields is a public company registered in South Africa under the Companies Act No. 61 of 1973, or the Companies Act, which limits the liability of its shareholders, and is governed by its Memorandum of Association and Articles of Association and the provisions of the Companies Act. Gold Fields’ registration number is 1968/004880/06. Section 3 of Gold Fields’ Memorandum of Association provides that its objectives are, among other things: (1) to purchase, lease or otherwise acquire mines, mineral and other properties, lands, farms and hereditaments, (2) to buy, sell, refine and deal in bullion, specie, coin and precious metals and (3) to carry on any mining and metallurgical operation which may seem conducive to any of Gold Fields’ objectives.

Share Capital

The authorized share capital of Gold Fields consists of 1,000,000,000 ordinary shares with a par value of Rand 0.50 each. The aggregate number of issued shares of Gold Fields on December 31, 2003 was 491,147,202 ordinary shares of Rand 0.50 each. All of the issued ordinary shares rank equally with one another and are fully paid and are not subject to calls for additional payments of any kind.

More than 10% of Gold Fields’ current issued share capital has been paid for in assets other than cash. Gold Fields ordinary shares were exchanged for shares in GFL Mining Services Ltd. during the merger with Gold Fields in 1999 and for the minority shares in St. Helena Gold Mines Limited when Gold Fields acquired total ownership. See “Information on the Company — History.” On November 30, 2001, 12,000,000 ordinary shares were issued to WMC Resources Ltd as part of the consideration for the acquisition of St. Ives and Agnew mining operations from WMC Limited and WMC Resources Ltd. See “Information on the Company — Gold Fields Mining Operations — Ghana Operation — Damang.” In addition, on September 11, 2003, Gold Fields issued 564,841 ordinary shares to Outokumpu Oyj, or Outokumpu, as part of the consideration for the acquisition of Outokumpu’s 49% interest in the Arctic Platinum Project, or APP.

At a general meeting held on November 17, 2003, Gold Fields’ shareholders approved a resolution authorizing the Gold Fields Board to allot and issue additional ordinary shares for cash subject to the JSE Rules. Under the JSE rules, any such issue, together with any other shares issued in that financial year, in the aggregate cannot exceed 15% of the number of shares in Gold Fields’ issued share capital on the date an application is made to the JSE in respect of that issuance, less any other shares issued in that financial year. This general authority is valid until Gold Fields’ next annual general meeting or 15 months from the date on which the resolution was passed, whichever is earlier.

The following table sets forth changes in Gold Fields’ issued share capital for the periods indicated:

	As of

		Total
	Total Issued	Authorized
	Ordinary	Ordinary
	Shares	Shares(1)

June 30, 2000(2)	453,250,595	1,000,000,000
June 30, 2001(3)	455,836,608	1,000,000,000
June 30, 2002(4)	470,522,224	1,000,000,000
June 30, 2003(5)	472,364,872	1,000,000,000
December 31, 2003(6)	491,147,202	1,000,000,000

Notes:

(1)	On April 7, 1999, the Gold Fields shareholders passed a resolution increasing the authorized share capital to 1,000,000,000 by the creation of 780,000,000 additional ordinary shares, and the issued share capital of Gold Fields was increased by 244,389,216 ordinary shares. The 244,389,216 newly issued shares were exchanged for the ordinary shares of GFL Mining Services Ltd. as part of the reverse merger with Gold Fields, then known as Driefontein Consolidated Limited.

(2)	Reflects the issuance of 453,530 ordinary shares which were issued under the GF Management Incentive Scheme and the issuance of an additional 4,407,849 shares to the minority shareholders of St. Helena Gold Mines Limited in exchange for ordinary shares of St. Helena Gold Mines Limited held by minority shareholders.

(3)	Reflects the issuance of 2,586,013 ordinary shares which were issued under the GF Management Incentive Scheme.

(4)	Reflects the issuance of 12,000,000 ordinary shares to WMC in connection with the acquisition of the St. Ives and Agnew gold mining operations and 2,685,616 ordinary shares which were issued under the GF Management Incentive Scheme and the GF Non-Executive Director Share Plan.

(5)	Reflects the issuance of 1,842,648 ordinary shares which were issued under the GF Management Incentive Scheme and the GF Non-Executive Director Share Plan.

(6)	Reflects the issuance of 967,489 ordinary shares which were issued under the GF Management Incentive Scheme and the GF Non-Executive Director Share Plan, 564,841 shares issued to Outokumpu as part of the consideration for Gold Fields’ purchase of Outokumpu’s 49% stake in the Arctic Platinum Project and 17,250,000 ordinary shares issued to institutional investors in a private placement transaction.

Dividends and Payments to Shareholders

Gold Fields may make payments (including the payment of dividends) to its shareholders from time to time in accordance with provisions of the Companies Act and the requirements of the JSE and Gold Fields’ Articles of Association. The Companies Act prohibits a payment (including the payment of any dividend) to a company’s shareholders if there are reasonable grounds for believing that:

•	the company is, or would be after the payment, unable to pay its debts as they become due; or

•	the consolidated assets of the company fairly valued would, after the payment, be less than the consolidated liabilities of the company.

Subject to the above requirements, the shareholders of Gold Fields in a general meeting or the directors may from time to time declare a dividend or any other payment to be paid to shareholders and to the holders of share warrants (if any) in proportion to the number of shares held by them.

All unclaimed dividends or other payments to shareholders may be invested or otherwise be made use of by the directors for the benefit of Gold Fields until claimed, provided that any dividend or bonus or other payment to shareholders remaining unclaimed for a period of not less than three years from the date on which it became payable may be forfeited by resolution of the directors for the benefit of Gold Fields.

Voting Rights

Every shareholder of Gold Fields, or representative of a shareholder, who is present at a shareholders’ meeting has one vote on a show of hands, regardless of the number of shares he holds or represents or number of shareholders he represents, unless a poll is demanded. Every Gold Fields’ shareholder is, on a poll, entitled to one vote per ordinary share held. A poll may be demanded by any person entitled to vote at the meeting. Neither the Companies Act nor Gold Fields’ Articles of Association provide for cumulative voting.

A shareholder is entitled to appoint a proxy to attend, speak and vote at any meeting on his or her behalf. The proxy need not be a shareholder.

Issue of Additional Shares and Pre-emptive Rights

Shareholder approval is required for any issuance of additional shares. Shareholders may either convey a general or specific authority to directors to issue shares. A general authority is valid until the next annual general meeting.

The JSE and Gold Fields’ Articles of Association require that any new issue of equity shares by Gold Fields must first be offered to existing shareholders in proportion to their shareholding in the company unless, among other things, the issuance to new shareholders is:

•	pursuant to a shareholder approved employee share incentive scheme;

•	for the acquisition of an asset, provided that if the issue is more than 30% of the company’s issued share capital, a simple majority of shareholders must vote in favor of the acquisition;

•	to raise cash through a general issuance in the discretion of the directors to the general public (but not to related parties) of up to 15% of the issued share capital in any one fiscal year at an issue price with a discount not exceeding 10% of the 30 day weighted average trading price prior to the date the application is made to the JSE to list the shares provided that a 75% majority of votes cast by shareholders at a general meeting must approve the granting of such authority to the directors; or

•	to raise cash through a specific issuance of shares for cash, provided that a 75% majority of shareholders, other than controlling shareholders, vote in favor of the resolution to issue the shares at a general meeting.

Transfer of Shares

The transfer of any Gold Fields certificated share will be implemented in accordance with the provisions of the Companies Act using the then common form of transfer. Dematerialized shares which have been traded on the JSE are transferred on the STRATE system and delivered five business days after each trade. The transferor of any share is deemed to remain the holder of that share until the name of the transferee is entered in Gold Fields’ register for that share. Since Gold Fields shares are traded through STRATE, only shares which have been dematerialized may be traded on the JSE. Accordingly, Gold Fields shareholders who hold shares in certificated form will need to dematerialize their shares in order to trade on the JSE.

Disclosure of Interest in Shares

Under South African law, a registered holder of Gold Fields’ shares who is not the beneficial owner of such shares is required to disclose every three months to Gold Fields the identity of the beneficial owner and the number and class of securities held on behalf of the beneficial owner. Moreover, Gold Fields may, by notice in writing, require a person who is a registered shareholder, or whom Gold Fields knows or has reasonable cause to believe has a beneficial interest in Gold Fields’ ordinary shares, to confirm or deny whether or not such person holds the ordinary shares or beneficial interest and, if the ordinary shares are held for another person, to disclose to Gold Fields the identity of the person on whose behalf the ordinary shares are held. Gold Fields may also require the person to give particulars of the extent of the beneficial interest held during the three years preceding the date of the notice. Gold Fields is obligated to establish and maintain a register of the disclosures described above and to publish in its annual financial statements a list of the persons who hold beneficial interest equal to or in excess of 5% of the total number of ordinary shares issued by Gold Fields together with the extent of those beneficial interests.

General Meetings of Shareholders

The directors may convene general meetings of Gold Fields’ shareholders and a general meeting may also be convened on a requisition by shareholders made pursuant to the Companies Act. Gold Fields is obligated to hold an annual general meeting for each fiscal year within nine months of the end of each fiscal year and prior to 15 months after the date of the last annual general meeting. If at any time there were not sufficient directors within South Africa capable of acting to form a quorum, any director or any two shareholders of Gold Fields may convene a general meeting in the same manner as meetings convened by the directors.

Annual general meetings and meetings calling for the passage of a special resolution require 21 days’ notice in writing of the place, day and time of the meeting to shareholders. Any other general meeting of Gold Fields shareholders requires at least 14 days’ notice in writing to shareholders.

Business may be transacted at any meeting of shareholders only while a quorum of shareholders is present. Three shareholders present personally or by representative and entitled to vote constitutes a quorum for a general meeting and an annual general meeting.

The annual general meeting deals with and disposes of all matters prescribed by Gold Fields’ Articles of Association and by the Companies Act, including:

•	the consideration of the audited financial statements and report of the independent accountants; and

•	the election of directors.

Annual Report and Accounts

Gold Fields is required to keep the accounting records and books of accounts as are necessary to present the state of affairs of the company and to explain the financial position of the company as prescribed by the Companies Act. No shareholder (who is not a director of Gold Fields) has the right to inspect any account or book or document of Gold Fields, except as conferred by the Companies Act or authorized by the directors or by a resolution of Gold Fields in general meeting.

The directors of Gold Fields will cause to be prepared annual financial statements and an annual report as required by the Companies Act and the JSE Listing Requirements. Gold Fields will send by mail to the registered address of every shareholder a copy of the annual report and annual financial statements. Not later than three months after the first six months of its financial year, Gold Fields will mail to every shareholder an interim report for the previous six month period.

Changes in Capital or Objects and Powers of Gold Fields

The Gold Fields shareholders may, by the passing of a special resolution in accordance with the provisions of the Companies Act:

•	increase Gold Fields’ authorized share capital;

•	divide all or any part of Gold Fields’ share capital into shares of larger amount than Gold Fields’ existing shares or consolidate and reduce the number of the issued no par value shares, if any;

•	subdivide all or any portion of Gold Fields’ shares into shares of a smaller amount than is fixed by Gold Fields’ Memorandum of Association;

•	convert all of Gold Fields’ ordinary or preference share capital from having a par value into shares of no par value;

•	reduce Gold Fields’ authorized share capital and, if required by law, its issued share capital, stated capital and any capital redemption reserve fund or any share premium account;

•	alter the provisions of Gold Fields’ Memorandum of Association with respect to the objects and powers of the company; and

•	subject to the provisions of the Companies Act or any other South African law governing companies and the requirements of the JSE and any other stock exchange upon which the shares of Gold Fields may be quoted or listed from time to time, allow Gold Fields to acquire shares issued by itself or by its holding company or in any subsidiary of its holding company from time to time, and provided that:

•	the directors may resolve that any return of capital made to all or any shareholders whose registered addresses are outside South Africa will, subject to any exchange control regulations then in force, be paid in such other currencies as may be stipulated by the directors. The directors may also stipulate the date for converting Rand to those currencies and the provisional rate of exchange, provided that the date for conversion must be within a period of 30 days prior to the date of payment; and

•	all unclaimed amounts due as a result of a reduction of capital or any consolidation or subdivision of capital may be invested or otherwise made use of by the directors for the benefit of Gold Fields until claimed.

Variation of Rights

All or any of the rights, privileges or conditions attached to Gold Fields’ ordinary shares may be varied by a special resolution of Gold Fields passed in accordance with the provisions of the Companies Act.

Distribution of Assets on Liquidation

In the event of voluntary or compulsory liquidation, dissolution or winding up, the assets remaining after payment of all the debts and liabilities of Gold Fields, including the costs of liquidation, shall be dealt with by a liquidator who may, with the sanction of a special resolution, among other things, divide among the shareholders any part of the assets of Gold Fields, and may vest any part of the assets of Gold Fields as the liquidator deems fit in trust for the benefit of shareholders. The division of assets is not required to be done in accordance with the legal rights of shareholders of Gold Fields. In particular, any class may be given preferential or special rights or may be partly or fully excluded.

Purchase of Shares

The Companies Act permits the establishment of share incentive trusts for the purpose of purchasing shares of a company for the benefit of its employees, including salaried directors. These share incentive trusts are permitted to extend loans to company employees, other than non-salaried directors, for the purpose of purchasing or subscribing for shares of the company.

Gold Fields may, if authorized by special resolution, acquire its own shares; provided that there are no reasonable grounds for believing that Gold Fields is or would be, after the payment, unable to pay its debts or that Gold Fields’ consolidated assets would, after the payment, be less than its consolidated liabilities. The procedure for acquisition of shares by Gold Fields is regulated by its Articles of Association, the Companies Act and the Listings Requirements of the JSE.

Borrowing Powers

The directors may exercise all the powers of Gold Fields to borrow money and to give all or any part of its property as security and to issue debentures or debenture stock (whether secured or unsecured) and other securities (with such special privileges, if any, as to allotment of shares or stock, attending and voting at general meetings, appointment of directors or otherwise as may be sanctioned by a general meeting) whether outright or as security for any debt, liability or obligation of Gold Fields or of any third party. Gold Fields has unlimited borrowing powers.

Non-South African Shareholders

There are no limitations imposed by South African law or by the Articles of Association of Gold Fields on the rights of non-South African shareholders to hold or vote Gold Fields’ ordinary shares.

Rights of Minority Shareholders and Directors’ Duties

Majority shareholders of South African companies have no fiduciary obligations under South African common law to minority shareholders. However, under the Companies Act, a shareholder may, under certain circumstances, seek relief from the court if he has been unfairly prejudiced by the company. There may also be common law personal actions available to a shareholder of a company.

In South Africa, the common law imposes on directors’ duties to, among other things, act with care, skill and diligence and to conduct the company’s affairs honestly and in the best interests of the company.

DESCRIPTION OF GOLD FIELDS’ AMERICAN DEPOSITARY RECEIPTS

The following is a summary of the material provisions of the Deposit Agreement, dated as of February 2, 1998, as amended and restated as of May 21, 2002 among Gold Fields, The Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued thereunder.

This summary is subject to and qualified in its entirety by reference to the Deposit Agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the Deposit Agreement. Copies of the Deposit Agreement are available for inspection at the Corporate Trust Office of the Depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York 10286.

American Depositary Receipts

Each Gold Fields ADS represents ownership interests in one Gold Fields ordinary share and the rights attributable to one Gold Fields ordinary share that Gold Fields will deposit with one of the custodians, which currently are Standard Bank of South Africa, ABSA Bank Limited, French Bank of South Africa, First National Bank of South Africa and Nedcor Bank Limited. Each Gold Fields ADR also represents securities, cash or other property deposited with The Bank of New York but not distributed to holders of Gold Fields ADRs.

As The Bank of New York will actually be the holder of the underlying ordinary shares, Gold Fields will not treat you as one of its shareholders. As a holder of ADSs, you will have ADR holder rights. A Deposit Agreement among Gold Fields, The Bank of New York and you, as a Gold Fields ADR holder, sets out the ADR holders’ rights and obligations of The Bank of New York, as depositary. New York state law governs the Deposit Agreement and the ADRs evidencing the Gold Fields ADSs.

You may hold ADRs either directly or indirectly through your broker or financial institution. If you hold ADRs directly, you are an ADR holder. This description assumes you hold your ADRs directly. If you hold the ADRs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The Bank of New York will pay to you the cash dividends or other distributions it or the custodian receives on the ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your Gold Fields ADSs represent.

•	Cash. The Bank of New York will convert any cash dividend or distribution Gold Fields pays on the ordinary shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars. If that is not possible on a reasonable basis, or if any approval from any government is needed and cannot be obtained, the Deposit Agreement allows The Bank of New York to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, The Bank of New York will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole U.S. dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when The Bank of New York cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Ordinary shares. The Bank of New York will distribute new ADRs representing any ordinary shares Gold Fields distributes as a dividend or free distribution, if Gold Fields requests that The Bank of New York make this distribution and if Gold Fields furnishes The Bank of New York promptly with satisfactory evidence that it is legal to do so. The Bank of New York will only distribute whole ADRs. It will sell ordinary shares which would require it to issue a fractional ADS and distribute the net proceeds to the holders entitled to those ordinary shares. If The Bank of New York does not distribute additional cash or ADSs, each ADS will also represent the new ordinary shares.

•	Rights to purchase additional ordinary shares. If Gold Fields offers holders of securities any rights, including rights to subscribe for additional ordinary shares, The Bank of New York may take actions necessary to make these rights available to you. Gold Fields must first instruct The Bank of New York to do so and furnish it with satisfactory evidence that it is legal to do so. If Gold Fields does not furnish this evidence and/or give these instructions, and The Bank of New York determines that it is practical to sell the rights, The Bank of New York may sell the rights and allocate the net proceeds to holders’ accounts. The Bank of New York may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If The Bank of New York makes rights available to you, upon instruction from you it will exercise the rights and purchase the ordinary shares on your behalf. The Bank of New York will then deposit the ordinary shares and deliver ADSs to you. It will only exercise rights if you pay The Bank of New York the exercise price and any charges the rights require you to pay. U.S. securities laws may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after exercise of rights. In this case, The Bank of New York may deliver the ADSs under a separate restricted deposit agreement, which will contain the same provisions as the Deposit Agreement, except for changes needed to put the restrictions in place. The Bank of New York will not offer you rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act of 1933 with respect to a distribution to you.

•	Other distributions. The Bank of New York will send to you anything else Gold Fields distributes on deposited securities by any means The Bank of New York thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York may decide to sell what Gold Fields distributed—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what Gold Fields distributed, in which case the ADRs will also represent the newly distributed property.

The Bank of New York is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holder. Gold Fields will have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distribution Gold Fields makes on its ordinary shares or any value for them if it is illegal or impractical for Gold Fields to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Bank of New York will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying ordinary shares. The Bank of New York will deliver additional ADSs if you or your broker deposit ordinary shares with the custodian. You must also deliver evidence satisfactory to The Bank of New York of any necessary approvals of the governmental agency in South Africa, if any, which is responsible for regulating currency exchange at that time. If required by The Bank of New York, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, The Bank of New York will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its Corporate Trust Office to the persons you request.

How do ADS holders cancel an ADS and obtain ordinary shares?

You may submit a written request to withdraw ordinary shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of The Bank of New York. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, The Bank of New York will deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, The Bank of New York may deliver at its Corporate Trust Office any dividends or distributions with respect to the deposited securities represented by the ADSs, or any proceeds from the sale of any dividends, distributions or rights, which may be held by The Bank of New York.

Record Dates

Whenever any distribution of cash or rights, change in the number of ordinary shares represented by ADSs or notice of a meeting of holders of ordinary shares or ADSs is made, The Bank of New York will fix a record date for the determination of the owners entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How do you vote?

If you are an ADS holder on a record date fixed by The Bank of New York, you may exercise the voting rights of the same class of securities as the ordinary shares represented by your ADSs, but only if Gold Fields asks The Bank of New York to ask for your instructions. Otherwise, you won’t be able to exercise your right to vote unless you withdraw the ordinary shares.

However, you may not know about the meeting enough in advance to withdraw the ordinary shares. If Gold Fields asks for your instructions, The Bank of New York will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will: (1) include all information included with the meeting notice sent by Gold Fields to The Bank of New York, (2) explain how you may instruct The Bank of New York to vote the ordinary shares or other deposited securities underlying your ADSs as you direct if you vote by mail or by proxy and (3) include a voting instruction card and any other information required under South African law that Gold Fields and The Bank of New York will prepare. For instructions to be valid, The Bank of New York must receive them on or before the date specified in the instructions. The Bank of New York will try, to the extent practical, subject to applicable law and the provisions of the by-laws of Gold Fields, to vote or have its agents vote the underlying shares as you instruct. The Bank of New York will only vote, or attempt to vote, as you instruct. However, if The Bank of New York does not receive your voting instructions, it will give a proxy to vote your ordinary shares to a designated representative of Gold Fields, unless Gold Fields informs The Bank of New York that either: (1) it does not want the proxy issued, (2) substantial opposition exists or (3) the matter materially and adversely affects the rights of holders of ordinary shares.

Gold Fields cannot assure that you will receive the voting materials in time to ensure that you can instruct The Bank of New York to vote your ordinary shares. In addition, The Bank of New York and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

Inspection of Transfer Books

The Bank of New York will keep books for the registration and transfer of ADRs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to Gold Fields or the Deposit Agreement or the ADRs.

Reports and Other Communications

The Bank of New York will make available for your inspection at its Corporate Trust Office any reports or communications, including any proxy material, received from Gold Fields, as long as these materials are received by The Bank of New York as the holder of the deposited securities and generally available to Gold Fields shareholders. At Gold Fields’ written request, The Bank of New York will also send copies of reports, notices and communications to you.

Fees and Expenses

The Bank of New York, as Depositary, will charge any party depositing or withdrawing ordinary shares or any party surrendering ADRs or to whom ADRs are issued:

For:			Gold Fields ADS holders must pay:

•	each issuance of a Gold Fields ADS, including as a result of a distribution of ordinary shares or rights or other property or upon exercise of a warrant to purchase an ADS	•	$5.00 or less per 100 Gold Fields ADSs or portion thereof

•	each distribution of securities distributed to holders of Gold Fields’ ordinary shares which are distributed by The Bank of New York to Gold Fields’ ADR holders	•	any fees that would be payable if the securities had been ordinary shares and those ordinary shares had been deposited for the issuance of ADSs

•	each cancellation of a Gold Fields ADS, including if the Deposit Agreement terminates	•	$5.00 or less per 100 Gold Fields ADSs or portion thereof

•	each cash distribution pursuant to the Deposit Agreement	•	not more than $0.02 per ADS (or portion thereof)

•	annual depositary services	•	not more than $0.02 per ADS (or portion thereof) paid annually, provided that, this fee will not be charged if the $0.02 fee for cash distributions described above was charged during the calendar year

•	transfer and registration of ordinary shares on Gold Fields’ share register from your name to the name The Bank of New York or its agent when you deposit or withdraw ordinary shares	•	registration or transfer fees

•	conversion of foreign currency to U.S. dollars	•	expenses of The Bank of New York

•	cable, telex and facsimile transmission expenses, if expressly provided in the Deposit Agreement	•	expenses of The Bank of New York

•	as necessary	•	certain taxes and governmental charges The Bank of New York or the custodian has to pay on any Gold Fields ADS or ordinary share underlying a Gold Fields ADS

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the deposited securities underlying your ADRs. The Bank of New York may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your Gold Fields ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your Gold Fields ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If The Bank of New York sells deposited securities, it will, if appropriate, reduce the number of Gold Fields ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If Gold Fields:

•	changes the par value of any of the Gold Fields ordinary shares,

•	reclassifies, splits or consolidates any of the Gold Fields ordinary shares,

•	distributes securities on any of the Gold Fields ordinary shares that are not distributed to you, or

•	recapitalizes, reorganizes, merges, consolidates, sells its assets, or takes any similar action, then:

the cash, ordinary shares or other securities received by The Bank of New York will become new deposited securities under the Deposit Agreement, and each Gold Fields ADS will automatically represent the right to receive a proportional interest in the new deposited securities; and The Bank of New York may and will, if Gold Fields asks it to, distribute some or all of the cash, ordinary shares or other securities it received. It may also issue new Gold Fields ADSs or ask you to surrender your outstanding Gold Fields ADSs in exchange for new Gold Fields ADSs identifying the new deposited securities.

Amendment and Termination of the Deposit Agreement

How may the Deposit Agreement be amended?

Gold Fields may agree with The Bank of New York to amend the Deposit Agreement and the Gold Fields ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and governmental charges, or prejudices an important right of Gold Fields ADS holders, it will only become effective 30 days after The Bank of New York notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your Gold Fields ADSs.

How may the Deposit Agreement be terminated?

The Bank of New York will terminate the Deposit Agreement if Gold Fields asks it to do so, in which case it must notify you at least 30 days before termination. The Bank of New York may also terminate the agreement after notifying you if The Bank of New York informs Gold Fields that it would like to resign and Gold Fields does not appoint a new depositary bank within 90 days.

If any Gold Fields ADSs remain outstanding after termination, The Bank of New York will stop registering the transfer of Gold Fields ADSs, will stop distributing dividends to Gold Fields ADS holders, and will not give any further notices or do anything else under the Deposit Agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver ordinary shares and other deposited securities upon cancellation of Gold Fields ADSs.

At any time after one year after termination of the Deposit Agreement, The Bank of New York may sell any remaining deposited securities by public or private sale. After that, The Bank of New York will hold the money it received on the sale, as well as any cash it is holding under the Deposit Agreement, for the pro rata benefit of the Gold Fields ADS holders that have not surrendered their Gold Fields ADSs. It will not invest the money and has no liability for interest. The Bank of New York’s only obligations will be to account for the money and cash. After termination, Gold Fields’ only obligations will be with respect to indemnification of, and to pay specified amounts to, The Bank of New York.

Your Right to Receive the Ordinary Shares Underlying Your Gold Fields ADSs

You have the right to cancel your Gold Fields ADSs and withdraw the underlying ordinary shares at any time except:

•	due to temporary delays caused by The Bank of New York or Gold Fields closing its transfer books, the transfer of ordinary shares is blocked in connection with voting at a shareholders’ meeting, or Gold Fields is paying dividends;

•	when you or other ADR holders seeking to withdraw ordinary shares owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Gold Fields ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any provision of the Deposit Agreement.

Limitations on Obligations and Liability to Gold Fields ADS Holders

The Deposit Agreement expressly limits the obligations of Gold Fields and The Bank of New York. It also limits the liability of Gold Fields and The Bank of New York. Gold Fields and The Bank of New York:

•	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law, any provision of the Gold Fields by-laws or circumstances beyond their control from performing their obligations under the agreement;

•	are not liable if either of them exercises, or fails to exercise, discretion permitted under the agreement;

•	have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other party unless they are indemnified to their satisfaction; and

•	may rely upon any advice of or information from any legal counsel, accountants, any person depositing ordinary shares, any Gold Fields ADS holder or any other person whom they believe in good faith is competent to give them that advice or information.

In the Deposit Agreement, Gold Fields and The Bank of New York agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before The Bank of New York will deliver or register the transfer of a Gold Fields ADS, make a distribution on a Gold Fields ADS, or permit withdrawal of ordinary shares, The Bank of New York may require:

•	payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities, as well as the fees and expenses of The Bank of New York;

•	production of satisfactory proof of the identity of the person presenting ordinary shares for deposit or Gold Fields ADSs upon withdrawal, and of the genuineness of any signature; and

•	compliance with regulations The Bank of New York may establish consistent with the Deposit Agreement, including presentation of transfer documents.

The Bank of New York may refuse to deliver, transfer, or register transfer of Gold Fields ADSs generally when the transfer books of The Bank of New York are closed or at any time if The Bank of New York or Gold Fields thinks it advisable to do so.

Pre-Release of Gold Fields ADSs

In certain circumstances, subject to the provisions of the Deposit Agreement, The Bank of New York may deliver Gold Fields ADSs before deposit of the underlying ordinary shares. This is called a pre-release of Gold Fields ADSs. The Bank of New York may also deliver ordinary shares upon the receipt and cancellation of pre-released Gold Fields ADSs (whether or not such cancellation is prior to the termination of such pre-release or The Bank of New York knows that such Gold Fields ADS has been pre-released). A pre-release is closed out as soon as the underlying ordinary shares are delivered to The Bank of New York. The Bank of New York may receive Gold Fields ADSs instead of the ordinary shares to close out a pre-release. The Bank of New York may pre-release Gold Fields ADSs only under the following conditions:

•	before or at the time of the pre-release, the person to whom the pre-release is being made must represent to The Bank of New York in writing that it or its customer, as the case may be, owns the ordinary shares or Gold Fields ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral that The Bank of New York considers appropriate; and

•	The Bank of New York must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that The Bank of New York considers appropriate. In addition, The Bank of New York will limit the number of Gold Fields ADSs that may be outstanding at any time as a result of pre-release.

Governing Law

The Deposit Agreement is governed by the law of the State of New York.

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

The following is a general description of the terms of the rights to purchase ordinary shares that Gold Fields may issue from time to time. The particular terms of any rights to purchase ordinary shares Gold Fields may offer, and the extent to which these general provisions may apply to the rights to purchase ordinary shares to be offered, will be described in the prospectus supplement relating to the rights to purchase ordinary shares.

Gold Fields may issue subscription rights to purchase Gold Fields ordinary shares. Gold Fields may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

The prospectus supplement, which will accompany this prospectus, will describe the particular terms of any subscription rights offering, including:

•	the title of the subscription rights;

•	the securities for which the subscription rights are exercisable;

•	the exercise price of the subscription rights;

•	the number of subscription rights being issued;

•	whether the subscription rights are transferable;

•	where applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;

•	any other terms of the subscription rights, including terms, procedures and restrictions relating to the exercise of the subscription rights;

•	if applicable, the record date designated in order to determine persons entitled to the subscription rights and the ex-rights date;

•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

•	whether the offering includes an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting arrangement that may be entered into in connection with the offering.

Each subscription right will entitle its holder to purchase for cash a number of Gold Fields’ ordinary shares, ordinary shares in the form of ADSs or any combination thereof at an exercise price described in the prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

As soon as practicable following receipt of payment and a subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the prospectus supplement, Gold Fields will effect the transfer of the ordinary shares or ADSs subscribed for with the exercise. Rights to purchase ordinary shares in the form of ADSs will be represented by certificates issued by the ADS depositary upon receipt of the rights to purchase ordinary shares registered hereby. The prospectus supplement may provide additional details on how you may exercise your subscription rights.

Gold Fields may offer subscription rights only to its shareholders or to persons other than shareholders as described in the prospectus supplement. Where subscription rights are offered to Gold Fields’ shareholders only and the rights remain unexercised, Gold Fields may determine to offer the unsubscribed offered securities to persons other than shareholders. Gold Fields may also enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants to purchase debt securities or ordinary shares Gold Fields may issue from time to time. The particular terms of any warrants Gold Fields may offer, and the extent to which these general provisions may apply to the warrants to be offered, will be described in the prospectus supplement relating to the warrants.

Debt Warrants

Gold Fields may issue warrants for the purchase of debt securities issued by Gold Fields. Each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the prospectus supplement. Debt warrants may be issued separately or together with debt securities.

Any debt warrants issued by Gold Fields are to be issued under debt warrant agreements to be entered into by Gold Fields and one or more banks or trust companies, as debt warrant agent(s), as will be set forth in the prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreement to be entered into with respect to a particular offering of debt warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of each issue of debt warrants will be described in the prospectus supplement, including the following:

•	the title of the debt warrants;

•	the aggregate number and the initial offering price of the debt warrants;

•	the price or prices at which the debt warrants will be exercised;

•	the currency, currency unit or composite currency in which the initial offering price and the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are to be issued and the number of the debt warrants to be issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material U.S. federal income tax or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	if applicable, the minimum or maximum amount of the debt warrants which may be exercised at any one time; and

•	any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Equity Warrants

Any equity warrants issued by Gold Fields are to be issued under equity warrant agreements to be entered into by Gold Fields and one or more banks or trust companies, as equity warrant agent(s), as will be set forth in the prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be added as an exhibit to the registration statement of which this prospectus forms a part by an amendment or incorporation by reference to a subsequent filing.

The particular terms of any series of equity warrants Gold Fields may issue will be described in a prospectus supplement, including the following:

•	the title of the equity warrants;

•	the aggregate number and the initial offering price of the equity warrants;

•	the price or prices at which the equity warrants will be exercised;

•	the currency or currencies, including composite currencies, in which the initial offering price and exercise price of the equity warrants may be payable;

•	the title, aggregate principal amount and terms of the equity securities that may be purchased upon exercise of the equity warrants;

•	the title, aggregate principal amount and terms of any related equity securities with which the equity warrants are to be issued and the number of the equity warrants to be issued with each equity security, if applicable;

•	the date on which the right to exercise the equity warrants shall commence and the date on which the right to exercise will expire;

•	if applicable, the date on and after which the equity warrants and the related securities will be separately transferable;

•	whether the equity warrants will be issued in registered form or bearer form, and, if registered, where they may be transferred and registered;

•	if applicable, the minimum or maximum amount of the equity warrants which may be exercised at any one time;

•	if applicable, information with respect to book-entry procedure;

•	if applicable, a discussion of material U.S. federal income tax or other considerations applicable to the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Debt and equity warrant certificates may be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

Gold Fields and the warrant agent(s) may amend or supplement the warrant agreement with respect to any series of debt or equity warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Enforceability

The warrant agent(s) will act solely as Gold Fields’ agent(s). The warrant agent(s) will not have any duty or responsibility if Gold Fields defaults under any warrant agreement or warrant certificates.

CLEARANCE AND SETTLEMENT

Securities that Gold Fields issues may be held through one or more international and domestic clearing systems. The principal clearing systems Gold Fields expects to use in connection with any offering by this prospectus are the book-entry systems operated by DTC in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V. or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries, which allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities issued by Gold Fields in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in Gold Fields’ securities that are issued outside the United States will be required initially to hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the prospectus supplement.

Payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them will be governed by the policies of DTC, Clearstream, Luxembourg and Euroclear. This is also applicable to any other clearance system that may be named in a prospectus supplement.

Gold Fields assumes no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Gold Fields has no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. Gold Fields does not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement accompanying this prospectus.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have entered with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects Gold Fields’ understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC
Gold Fields is aware that:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Gold Fields is aware that:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Gold Fields is aware that:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

Gold Fields may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system Gold Fields chooses will be described in the prospectus supplement.

Primary Distribution

A distribution of securities under this prospectus will be cleared through one or more of the clearing systems that Gold Fields has described above or any other clearing system that is specified in the prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of the securities. Customary clearance and settlement procedures are described below.

Gold Fields will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg

Gold Fields understands that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

Gold Fields understands that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading between a DTC seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream

Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

Certain South African Tax Considerations relating to Gold Fields’ ordinary shares

The discussion in this section sets forth the material South African tax consequences of the purchase, ownership and disposition of Gold Fields’ ordinary shares or ADSs under current South African law. Changes in the law may alter the tax treatment of Gold Fields’ ordinary shares or ADSs, possibly on a retroactive basis. The following summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of Gold Fields’ ordinary                     shares or ADSs and does not cover tax consequences that depend upon your particular tax circumstances. In particular, the following summary addresses tax consequences for holders of ordinary shares or ADSs who are not residents of, or who do not carry on business, in South Africa and who hold ordinary shares or ADSs as capital assets (that is, for investment purposes). For the purposes of the income tax treaty between South Africa and the United States, and South African tax law, a United States resident that owns Gold Fields ADSs will be treated as the owner of the Gold Fields ordinary shares represented by such ADSs. Gold Fields recommends that you consult your own tax advisor about the consequences of holding Gold Fields’ ordinary shares or ADSs, as applicable, in your particular situation.

The following discussion is the opinion of Edward Nathan & Friedland (Pty) Limited, South African counsel to Gold Fields.

Withholding tax on dividends

Under South African law, no withholding tax applies to, and no other tax is payable by, shareholders or ADS holders on dividends paid to non-resident shareholders or non-resident ADS holders. It should be noted that any future decision to re-impose a withholding tax on dividends declared by South African resident companies to non-resident shareholders or non-resident ADS holders is generally permissible under the terms of a reciprocal tax treaty recently entered into between South Africa and the United States, or the Treaty; provided that the Treaty generally limits the withholding tax to 5% of the gross amount of the dividends if the beneficial owner of the shares is a company holding directly at least 10% of the voting stock of the company paying the dividends and to 15% of the gross amount of the dividends in all other cases.

Income tax and capital gains tax

Non-resident holders of ordinary shares or ADSs will not be subject to income or capital gains tax in South Africa with respect to the disposal of those ordinary shares or ADSs, non-resident holders of ordinary shares or ADSs will not be subject to income tax in South Africa, in relation to the disposal of their ordinary shares or ADSs, unless the non-resident carried on business in South Africa, and the profits are realized in the ordinary course of that business.

Stamp duty and uncertificated securities tax

South African stamp duty is payable by the company on the issue of certificated shares at the rate of 0.25% of the higher of the consideration or the market value of the issue price. Uncertificated securities tax is payable in South Africa by the company in respect of the issue of dematerialized shares at the rate of 0.25% of the par value of such shares plus any premium payable therefor.

On a subsequent registration of transfer of shares, stamp duty is generally payable for off-market transactions (that is, shares not sold through the JSE) and uncertificated securities tax, or UST, is generally payable for on-market transactions (that is, shares sold through the JSE in a dematerialized form), each at 0.25% of the market value of the shares concerned. Stamp duty is payable in South Africa regardless of whether the transfer is executed within or outside South Africa. A transfer of a dematerialized share can only occur in South Africa.

There are certain exceptions to the payment of stamp duty where, for example, the instrument of transfer is executed outside of South Africa and registration of transfer is effected in any branch register kept by the relevant company, subject to certain provisions set forth in the South African Stamp Duties Act of 1968. Although technically under the terms of current legislation it could be interpreted that transfers of ADSs between non-residents of South Africa could attract either stamp duty or UST, such transfers have not to date attracted either stamp duty or UST. However, if securities are withdrawn from the deposit facility or the relevant deposit agreement is terminated, either stamp duty or UST will be payable on the subsequent transfer of the shares. An acquisition of shares from the depositary in exchange for ADSs representing the relevant underlying securities will also render an investor liable to pay South African stamp duty or UST in South Africa at the same rate as stamp duty or UST on a subsequent transfer of shares, upon the registration of the investor as the holder of the applicable shares on the company’s register.

Certain South African Tax Considerations relating to Gold Fields’ debt securities

Where a South African company issues debt securities to raise financing for use in its business operations, the interest costs in respect of those securities are deductible from the company’s income on an annual basis. Zero coupon debt securities issued at a discount are still treated as interest bearing securities and the company would be allowed a deduction for the cost of redeeming such security at a premium equal to its face value.

Any person who is not a resident of the Republic of South Africa will be exempt from any taxes imposed by the South African Revenue Service on any interest paid or accrued in respect of the debt securities. For the purposes of the interest exemption, persons who are residents of the “Common Monetary Area” (which includes the Republic of Namibia and the Kingdoms of Lesotho and Swaziland) are deemed to be residents for the purposes of this exemption. However, this exemption does not apply where (i) the person, who is a natural person, was a resident at any time and has during the relevant year of assessment carried on business in South Africa; or (ii) any person, who is a natural person, was not physically absent from South Africa for a period or periods of at least an aggregate of 183 days during the year of assessment in question; (iii) the interest is received by or accrues to any person which is a non-resident company and that interest is effectively connected with the business carried on by that company in South Africa.

A natural person is not considered to be a resident where that person is physically absent from South Africa for a continuous period of 330 days. Such person is deemed not to have been a resident from the day on which such person ceases to be physically present in South Africa.

South African residents are taxed on the interest earned on debt securities on a worldwide basis.

Nature of the Discount on the Original Issue of the Debt Securities

Insofar as the debt securities may be issued at a discount (having regard to the difference between the subscription price and the face value of the security) the discount will be treated as interest for tax purposes, and the discount amount will be deemed to accrue to the holder of the debt security on a yield to maturity basis until the current debt security holder disposes of the debt security, or until the maturity of the debt security. Interest is taxed on the basis of the yield to maturity unless an election has been made to treat the debt securities held as trading stock on a mark to market basis.

Capital Gains Tax

Capital gains tax was introduced in South Africa with effect from October 1, 2001. The capital gains tax applies to any capital gain earned on the disposal or deemed a disposal of an asset by residents, as well as to any capital gain resulting from the disposal or deemed a disposal of certain assets of non-residents which are situated in South Africa (such as immovable property and assets of a permanent establishment, e.g. a branch or agency, of that non-resident in South Africa).

Stamp Duty and Uncertificated Securities Tax

Under the Stamp Duties Act 1968 and the Uncertificated Securities Tax Act of 1998, no stamp duty or uncertificated securities tax is payable on the issue or transfer of the debt securities which qualify as “interest bearing debentures” listed on any stock exchange licensed pursuant to the Stock Exchanges Control Act 1985 or listed on any financial exchange licensed pursuant to the Financial Controls Act 1989. The New York Stock Exchange is not such a licensed stock exchange.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities, ordinary shares and ADSs. This summary applies to you only if you are a beneficial owner of debt securities, ordinary shares or ADSs and you are:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity treated as a corporation, created or organized under the laws of the United States or any State within the United States; or

•	otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities, ordinary shares or ADSs.

This summary only applies to holders that hold debt securities, ordinary shares or ADSs as capital assets. This summary is based upon:

•	the current tax laws of the United States, including the Internal Revenue Code of 1986; and

•	current U.S. Internal Revenue Service practice and applicable U.S. court decisions.

The following summary is of a general nature and does not address all U.S. federal income tax consequences that may be relevant to you in light of your particular situation. For example, this summary does not apply to:

•	investors that own (directly or indirectly) 10% or more of Gold Fields’ voting stock;

•	banks;

•	insurance companies;

•	investors liable for the alternative minimum tax;

•	individual retirement accounts and other tax-deferred accounts;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	investors that hold ordinary shares or ADSs as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes; or

•	investors whose functional currency is not the U.S. dollar.

The summary of U.S. federal income tax consequences set out below is for general information only. You are urged to consult your tax advisers as to the particular tax consequences to you of acquiring, owning and disposing of the debt securities, ordinary shares and ADSs, including the applicability and effect of state, local, foreign and other tax laws and possible changes in tax law.

Ordinary Shares and ADSs

This summary assumes that the obligations of the Depositary under the Deposit Agreement and any related agreements will be performed in accordance with their terms.

This summary assumes that Gold Fields is not, and will not become, a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, which it believes to be the case. Gold Fields’ possible status as a PFIC must be determined annually and therefore may be subject to change. However, based on Gold Fields’ current assets and income, and assuming that Gold Fields will continue to operate its business in the same manner as it has in the past, management believes that there is not a material risk that Gold Fields will become a PFIC in the future. If Gold Fields were to be a PFIC in any year in which you held convertible bonds, ordinary Shares or ADSs, materially adverse consequences would result for you.

U.S. Holders of ADSs

For U.S. federal income tax purposes, an owner of ADSs will be treated as the owner of the corresponding number of underlying ordinary shares held by the depositary for the ADSs, and references to ordinary shares in the following discussion refer also to ADSs representing the ordinary shares.

Taxation of Dividends

Distributions paid out of Gold Fields’ current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to you as foreign source dividend income, and will not be eligible for the dividends received deduction allowed to corporations. Distributions that exceed Gold Fields’ current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your basis in the ordinary shares and thereafter as capital gain. For purposes of determining limitations on any foreign tax credits, dividends paid by Gold Fields will generally constitute “passive income.”

Under recently enacted tax legislation, for taxable years that begin after December 31, 2002 and on or before December 31, 2008, dividends paid by Gold Fields will be taxable to shareholders that are individuals at the special reduced rate normally applicable to capital gains. You will be eligible for this reduced rate only if you are an individual, and have held the ordinary shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date.

For U.S. federal income tax purposes, the amount of any dividend paid in Rand will equal the fair market value of the Rand on the date they are received by you (or the date they are received by the depositary, in the case of ADSs) based on the exchange rate in effect on that date. If you or the depositary, as the case may be, convert dividends received in Rand into U.S. dollars on the day they are received, you generally will not be required to recognize foreign currency gain or loss in respect of this dividend income.

Taxation of Capital Gains

Upon a sale or other disposition of ordinary shares or ADSs, other than an exchange of ADSs for ordinary shares and vice versa, you will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized and your adjusted tax basis in the ordinary shares or ADSs. This capital gain or loss will be long-term capital gain or loss if your holding period in the ordinary shares or ADSs exceeds one year. However, regardless of your actual holding period, any loss may be treated as long-term capital loss to the extent of any dividends you receive that qualify for the reduced rate described above under “Taxation of Dividends” and also exceed 10% of your basis in the ordinary shares. If you are an individual, the maximum long-term capital gains rate for taxable years that end on or after May 6, 2003 and begin no later than December 31, 2008 is 15%. Any gain or loss will generally be U.S. source.

Deposits and withdrawals of ordinary shares by U.S. holders in exchange for ADSs will not result in the realization of gain or loss for U.S. federal income tax purposes. Your tax basis in withdrawn ordinary shares will be the same as your tax basis in the ADSs surrendered, and your holding period for the ordinary shares will include the holding period of the ADSs.

To the extent you incur South African stamp duty or uncertified securities tax in connection with a transfer or withdrawal of ordinary shares as described under “ — Certain South African Tax Considerations — Stamp duty and uncertificated securities tax” above, such stamp duty or uncertified securities tax will not be a creditable tax for U.S. foreign tax credit purposes.

Debt Securities

Payments of Interest

General

Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Debt Security” that is not “qualified stated interest” (each as defined below under “Original Issue Discount — General”), will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for tax purposes. Interest paid by Gold Fields on the debt securities and OID, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) generally will constitute income from sources outside the United States. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities.

Original Issue Discount

General

The following is a summary of the principal U.S. federal income tax consequences of the ownership of debt securities issued with original issue discount (“OID”). The following summary does not discuss debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event Gold Fields issues contingent payment debt instruments the prospectus supplement will describe the material U.S. federal income tax consequences thereof.

A debt security, other than a debt security with a term of one year or less (a “Short-Term Debt Security”), will be treated as issued with OID (a “Discount Debt Security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is equal to or more than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Debt Security if the excess of the debt security’s stated redemption price at maturity over its issue price is greater than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organisations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest.” A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “Variable Interest Rate Debt Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, Gold Fields will be deemed to exercise any call option that has the effect of decreasing the yield on the debt security, and you will be deemed to exercise any put option that has the effect of increasing the yield on the debt security.

If you hold Discount Debt Securities, you must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Debt Securities. The amount of OID includible in income is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which you hold the Discount Debt Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by you and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security’s adjusted issue price at the beginning of the accrual period and the Discount Debt Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the debt security allocable to the accrual period. The “adjusted issue price” of a Discount Debt Security at the beginning of any accrual period is the issue price of the debt security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Acquisition Premium

If you purchase a Discount Debt Security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and do not make the election described below under “Election to Treat All Interest as Original Issue Discount”, you are permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of your adjusted basis in the debt security immediately after its purchase over the debt security’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, over the debt security’s adjusted issue price.

Market Discount

A debt security, other than a Short-Term Debt Security, generally will be treated as purchased at a market discount (a “Market Discount Debt Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Debt Security, the debt security’s “revised issue price”, exceeds the amount for which you purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, the debt security’s weighted average maturity). If this excess is not sufficient to cause the debt security to be a Market Discount Debt Security, then the excess constitutes “de minimis market discount”. For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Under current law, any gain recognised on the maturity or disposition of a Market Discount Debt Security (including any payment on a debt security that is not qualified stated interest) will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the debt security. Alternatively, you may elect to include market discount in income currently over the life of the debt security. This election shall apply to all debt instruments with market discount acquired by you on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service (the “IRS”). If you do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Debt Security that is in excess of the interest and OID on the debt security includible in the your income, to the extent that this excess interest expense does not exceed the portion of the market discount allocable to the days on which you held the Market Discount Debt Security.

Under current law, market discount will accrue on a straight-line basis unless you elect to accrue the market discount on a constant-yield method. This election applies only to the debt security with respect to which it is made and is irrevocable.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “Original Issue Discount — General,” with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortisable bond premium (described below under “Debt Securities Purchased at a Premium”) or acquisition premium. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant-yield method to all interest on a debt security is made with respect to a Market Discount Debt Security, you will be treated as having made the election discussed above under “Market Discount” to include market discount in income currently over the life of all debt instruments with market discount held or thereafter acquired by you. You should consult your tax adviser concerning the propriety and consequences of this election.

Variable Interest Rate Debt Securities

Debt securities that provide for interest at variable rates (“Variable Interest Rate Debt Securities”) generally will bear interest at a “qualified floating rate” and thus will be treated as “variable rate debt instruments” under Treasury regulations governing accrual of OID. A Variable Interest Rate Debt Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Interest Rate Debt Security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Debt Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Debt Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Debt Security ‘s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the debt security.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of Gold Fields (or a related party) or that is unique to the circumstances of Gold Fields (or a related party), such as dividends, profits or the value of Gold Fields’ stock (although a rate does not fail to be an objective rate merely because it is based on Gold Fields’ credit quality). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Debt Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Debt Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Debt Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the debt security which is unconditionally payable in cash or property (other than debt instruments of Gold Fields) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Debt Security is issued at a “true” discount (i.e., at a price below the debt security ‘s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Debt Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security.

In general, any other Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Debt Security. Such a Variable Interest Rate Debt Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security. In the case of a Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Debt Security as of the Variable Interest Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and you will be required to account for the OID and qualified stated interest as if you held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Debt Security during the accrual period.

If a Variable Interest Rate Debt Security, such as a debt security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Debt Security will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Debt Securities that are treated as contingent payment debt obligations will be more fully described in the applicable Pricing Supplement.

Short-Term Debt Securities

In general, if you are an individual or other cash basis taxpayer, you will not be required to accrue OID (as specially defined below for the purposes of this paragraph) on Short-Term Debt Securities for U.S. federal income tax purposes unless you elect to do so (but you may be required to include any stated interest in income as the interest is received). If you are an accrual basis taxpayer, you are required to accrue OID on Short-Term Debt Securities on a straight-line basis or, if you so elect, under the constant-yield method (based on daily compounding). If you are not required and do not elect to include OID in income currently, any gain realised on the sale or retirement of a Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. If you are not required and do not elect to accrue OID on Short-Term Debt Securities, you will be required to defer deductions for interest on borrowings allocable to Short-Term Debt Securities in an amount not exceeding the deferred income until the deferred income is realised.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Debt Security are included in the Short-Term Debt Security’s stated redemption price at maturity. You may elect to determine OID on a Short-Term Debt Security as if the Short-Term Debt Security had been originally issued to you at your purchase price for the Short-Term Debt Security. This election shall apply to all obligations with a maturity of one year or less acquired by you on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Debt Securities Purchased at a Premium

If you purchase a debt security for an amount in excess of its principal amount, or for a Discount Debt Security, its stated redemption price at maturity, you may elect to treat the excess as “amortisable bond premium”, in which case the amount you are required to include in income each year with respect to interest on the debt security will be reduced by the amount of amortisable bond premium allocable (based on the debt security’s yield to maturity) to that year. Any election to amortise bond premium shall apply to all bonds (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by you at the beginning of the first taxable year to which the election applies or thereafter acquired by you, and is irrevocable without the consent of the IRS. See also “Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of Debt Securities

Your tax basis in a debt security will generally be its cost, increased by the amount of any OID or market discount included in income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in income with respect to the debt security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortisable bond premium applied to reduce interest on the debt security.

You will generally recognise gain or loss on the sale or retirement of a debt security equal to the difference between the amount realised on the sale or retirement and your tax basis in the debt security. Except to the extent described above under “Original Issue Discount — Market Discount” or “Original Issue Discount — Short Term Debt Securities” or attributable to accrued but unpaid interest or changes in exchange rates (as discussed below), gain or loss recognised on the sale or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if your holding period in the debt securities exceeds one year. If you are an individual or other non-corporate entity, the maximum long-term capital gains rate for taxable years that end on or after May 6, 2003 and begin no later than December 31, 2008 is 15%. Gain or loss realised on the sale or retirement of a debt security generally will be U.S. source.

Foreign Currency Debt Securities

Interest

If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognised by you if you are a cash basis taxpayer will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

If you are an accrual basis taxpayer, you may determine the amount of income recognised with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years, the part of the period within the taxable year).

Under the second method, you may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, you may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by you at the beginning of the first taxable year to which the election applies or thereafter acquired by you, and will be irrevocable without the consent of the IRS.

Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, you may recognise U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID

OID for each accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis taxpayer, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale of the debt security), you may recognise U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market Discount

Market Discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If you elect to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Upon the receipt of an amount attributable to accrued market discount, you may recognise U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. If you do not elect to include market discount in income currently, you will recognise, upon the disposition or maturity of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Bond Premium

Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, you may recognise U.S. source exchange gain or loss (taxable as ordinary income or loss) measured by the difference between the spot rate in effect on that date, and on the date you acquired the debt securities. If you do not elect to take bond premium (other than acquisition premium) into account currently, you will recognise a market loss when the debt security matures.

Sale or Retirement

As discussed above under “Purchase, Sale and Retirement of Debt Securities”, you will generally recognise gain or loss on the sale or retirement of a debt security equal to the difference between the amount realised on the sale or retirement and your tax basis in the debt security. Your tax basis in a debt security that is denominated in a foreign currency will be determined by reference to the U.S. dollar cost of the debt security. The U.S. dollar cost of a debt security purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of debt securities traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis taxpayer (or an accrual basis taxpayer that so elects), on the settlement date for the purchase.

The amount realised on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale or retirement or, in the case of debt securities traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis taxpayer (or an accrual basis taxpayer that so elects), on the settlement date for the sale. Such an election by an accrual basis taxpayer must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

You will recognise U.S. source exchange rate gain or loss (taxable as ordinary income or loss) on the sale or retirement of a debt security equal to the difference, if any, between the U.S. dollar values of your purchase price for the debt security (or, if less, the principal amount of the debt security) (i) on the date of sale or retirement and (ii) the date on which you acquired the debt security. Any such exchange rate gain or loss will be realised only to the extent of total gain or loss realised on the sale or retirement.

Disposition of Foreign Currency

Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the interest is received or at the time of the sale or retirement. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognised on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Backup Withholding and Information Reporting

Payments of principal, interest and accrued OID on, and the proceeds of the sale or other disposition of, debt securities, as well as dividends and other proceeds with respect to ordinary shares or ADSs by U.S. persons will be reported to you and to the IRS to the extent required under applicable regulations. Backup withholding may apply to these payments and to accruals of OID if you fail to provide an accurate taxpayer identification number or certification of exempt status or fail to report all interest and dividends required to be shown on your U.S. federal income tax returns. Some holders (such as corporations) are not subject to backup withholding. You should consult your tax advisor as to your qualification for an exemption from backup withholding and the procedures for obtaining an exemption.

Reportable Transactions

Recently issued U.S. Treasury regulations require a U.S. taxpayer that participates in a “reportable transaction” to disclose this participation to the IRS. The scope and application of these rules are not entirely clear. In the event the acquisition, holding or disposition of debt securities, ordinary shares or ADSs constitutes participation in a “reportable transaction” for purposes of these rules, you may be required to disclose your investment by filing Form 8886 with the IRS. In addition, Gold Fields and its advisers may be required to maintain a list of holders of debt securities, ordinary shares and ADSs, and to furnish this list and certain other information to the IRS upon written request. Prospective purchasers are urged to consult their tax advisers regarding the application of these rules to the acquisition, holding or disposition of debt securities, ordinary shares and ADSs.

PLAN OF DISTRIBUTION

Gold Fields may sell the offered securities:

•	through agents;

•	through dealers;

•	to or through underwriters;

•	directly to other purchasers; or

•	through any combination of these methods of sale.

Gold Fields may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm commitment or best-efforts basis. If Gold Fields sells securities to underwriters, Gold Fields will execute an underwriting agreement with them at the time of sale and will name them in the prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include information about any underwriting compensation Gold Fields pays to underwriters, and any discounts, concessions or commissions underwriters allow to dealers in connection with an offering of securities.

Gold Fields may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by Gold Fields against and contribution toward certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform services for Gold Fields, including Gold Fields’ subsidiaries, in the ordinary course of their business.

In connection with an offering, offers and sales of ordinary shares, directly or in the form of ADSs, rights to purchase ordinary shares, warrants to purchase ordinary shares or debt securities and debt securities in the United States will be made by underwriters through securities brokers and dealers registered with the SEC under Section 15 of the U.S. Securities and Exchange Act of 1934, as amended.

If so indicated in the prospectus supplement relating to a particular issue of offered securities, Gold Fields will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from Gold Fields under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

VALIDITY OF SECURITIES

Edward Nathan & Friedland (Pty) Limited, South African counsel to Gold Fields, will pass upon the validity of the ordinary shares, ADSs and debt securities and upon certain matters relating to South African law. Linklaters, U.S. counsel to Gold Fields will pass upon the validity of the debt securities and certain other legal matters as to U.S. law. Davis, Polk & Wardwell, U.S. counsel to the underwriters, will pass upon certain other matters relating to the validity of the debt securities.

EXPERTS

The audited financial statements of Gold Fields as of June 30, 2003 and 2002 and for each of the three years in the period ended June 30, 2003, incorporated in this prospectus by reference to Gold Fields’ annual report on Form 20-F for the year ended June 30, 2003, have been so incorporated by reference in reliance on the audit report of PricewaterhouseCoopers Inc., independent accountants, located at 2 Eglin Road, Sunninghill 2157, South Africa, given on the authority of that firm as experts in auditing and accounting. PricewaterhouseCoopers Inc. are members of the South African Institute of Chartered Accountants.

The audited financial statements of WMC Limited (Gold Business Unit purchased by Gold Fields Limited) as of December 31, 2000 and for the year ended December 31, 2000, incorporated in this prospectus by reference to Gold Fields’ annual report on Form 20-F for the year ended June 30, 2003, have been so incorporated by reference in reliance on the audit report of PricewaterhouseCoopers, independent accountants, located at 333 Collins Street, Melbourne, Victoria 3000, Australia, given on the authority of that firm as experts in auditing and accounting. PricewaterhouseCoopers are members of the Australian Institute of Chartered Accountants.

The audited financial statements of Abosso Goldfields Limited as of June 30, 2001 and for the year ended June 30, 2001, incorporated in this prospectus by reference to Gold Fields’ annual report on Form 20-F for the year ended June 30, 2003, have been so incorporated by reference in reliance on the audit report of PricewaterhouseCoopers, independent accountants, located at Gulf House, 4th Floor, Tetteh Quarshire Roundabout, Legon Road, Airport West, Accra, Ghana, given on the authority of that firm as experts in auditing and accounting. PricewaterhouseCoopers are members of the Ghanaian Institute of Chartered Accountants.

The information incorporated in this prospectus by reference to Gold Fields’ annual report on Form 20-F for the year ended June 30, 2003, with respect to Gold Fields’ reserves has been verified by Mr. Vishnu Pillay in his capacity as Senior Consultant, Mineral Resources, of Gold Fields Limited, and has been incorporated by reference in this prospectus in reliance upon his authority as an expert in mining, geology and ore reserve determination.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 247 and 248 of the South African Companies Act of 1973 provide:

“Indemnity and Relief of and Offenses by Directors and Others.

Exemption from or indemnity against liability of directors, officers or auditors of a company

247. (1) Subject to the provisions of subsection (2), any provision, whether contained in the articles of a company or in any contract with a company, and whether expressed or implied, which purports to exempt any director or officer or the auditor of the company from any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company or to indemnify him against any such liability, shall be void; provided that this subsection shall not be applicable to insurance taken out and kept by the company as indemnification against any liability of any director or officer towards the company in respect of any negligence, default, breach of duty or breach of trust.

(2) The provisions of subsection (1) shall not be construed as prohibiting a company from indemnifying any director, officer or auditor in respect of any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in respect of any such proceedings which are abandoned or in connection with any application under section 248 in which relief is granted to him by the court.

Relief of directors and others by Court in certain cases

248. (1) If in any proceedings for negligence, default, breach of duty or breach of trust against any director, officer or auditor of a company it appears to the court that the person concerned is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, the court may relieve him, either wholly or partly, from his liability on such terms as the court may think fit.

(2) Any such director, officer or auditor who has reason to apprehend that any claim will be made against him in respect of any negligence, default, breach of duty or breach of trust, may apply to the Court for relief, and the Court shall on any such application have the same powers to grant relief as are by subsection (1) conferred upon it with reference to proceedings referred to in that subsection.”

Article 33 of the Articles of Association of Gold Fields provides:

“Indemnity

33. (1) Subject to the provisions of the Statutes, every director, manager, secretary and other officer or servant of the company shall be indemnified by the company against, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses which any such officer or servant may incur or become liable to by any reason of any contract entered into or act or deed done by him as such officer or servant or in any way in the discharge of his duties including travelling expenses.

(2) Subject to the provisions of the Statutes, no director, manager, secretary or other officer or servant of the company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or servant or for joining in any receipt or other act of conformity, or for loss or expense happening to the company through the insufficiency or deficiency of title to any property acquired by order of the directors for the company, or of any security in or upon which any of the moneys of the company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or delictual acts of any person which whom any moneys, securities or effects shall be deposited, or for any loss of damage occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office, or in relation thereto, unless the same happen through his own negligence or dishonesty.”

The registrant has purchased directors’ and officers’ liability insurance from insurers in the amount of $100.0 million per event and in the aggregate per year.

Item 9. Exhibits

Exhibits:
1.1*	Form of Underwriting Agreement for Debt Securities.

1.2	Form of Underwriting Agreement for Ordinary Shares.

1.3*	Form of Underwriting Agreement for Warrants.

4.1	Form of Indenture between Gold Fields Limited and Wachovia Bank, National Association.

4.2*	Form of Debt Securities of Gold Fields.

4.3*	Form of Debt Warrant Agreement between Gold Fields and the Debt Warrant Agent, including a form of Debt Warrant Certificate.

4.4*	Form of Equity Warrant Agreement between Gold Fields and the Equity Warrant Agent, including a form of Equity Warrant Certificate.

4.5**	Memorandum of Association of Gold Fields.

4.6**	Articles of Association of Gold Fields.

4.7**	Deposit Agreement among Gold Fields, Gold Fields Limited (f/k/a/ Driefontein Consolidated Limited), The Bank of New York, as depositary, and the owners and beneficial owners from time to time of American Depositary Receipts, dated as of 2 February 1998, as amended and restated as of 21 May 2002.

4.8**	Form of American Depositary Receipt (included in Exhibit 4.5).

4.9**	Excerpts of relevant provisions of the South African Companies Act.

4.10**	Excerpts of relevant provisions of the JSE Securities Exchange South Africa listing requirements.

5.1	Opinion of Edward Nathan & Friedland, South African counsel to Gold Fields as to the legality of the ordinary shares, the ADSs, the debt securities.

5.2	Opinion of Linklaters, U.S. counsel to Gold Fields as to the validity of the debt securities.

8.1	Confirmation Letter of Edward Nathan & Friedland Inc. regarding certain South African tax matters.

8.2	Confirmation Letter of Linklaters regarding certain U.S. tax matters.

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers Inc., independent auditors of Gold Fields Limited.

23.2	Consent of PricewaterhouseCoopers, independent auditors of WMC Limited (Gold Business Unit).

23.3	Consent of PricewaterhouseCoopers, independent auditors of Abosso Goldfields Limited.

23.4	Consent of Edward Nathan & Friedland Inc. (included in Exhibits 5.1 and 8.1).

23.5	Consent of Linklaters (included in Exhibit 8.2).

23.6	Consent of Vishnu Pillay.

24.1	Powers of Attorney (included on signature page).

25.1	Statement of eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 with respect to Exhibit 4.1 above.

*	To be filed, if necessary, by amendment or incorporated herein by reference to a subsequently filed Report on Form 6-K.

**	Incorporated by reference to the registration statement on Form 20-F (File No. 1-31318), filed by Gold Fields with the Securities and Exchange Commission on May 6, 2002.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the U.S. Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)	The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Gold Fields Limited, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa on the 4th day of February, 2004.

Gold Fields Limited

By:    /s/ Nicholas J. Holland

Name: Nicholas J. Holland
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Nicholas J. Holland, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 any and all amendments, including post-effective amendments, to this registration statement, including any registration statement for the same offering or series of offerings, from time to time, that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and generally do all such things in his or her name and on his or her behalf in such capacities to enable Gold Fields Limited to comply with the applicable provisions of the Securities Act and all requirements of the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 4, 2004.

Signature	Title

Chairman of the Board

Christopher M. T. Thompson

/s/ Ian D. Cockerill	Director and Chief Executive Officer (Principal Executive Officer)
Ian D. Cockerill

/s/ Nicholas J. Holland Nicholas J. Holland	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Alan J. Wright	Director

Alan J. Wright

Signature	Title
/s/ J. Michael McMahon	Director

J. Michael McMahon

/s/ Gordon R. Parker	Director
Gordon R. Parker

/s/ Patrick J. Ryan	Director

Patrick J. Ryan

/s/ Tokyo M. G. Sexwale	Director

Tokyo M. G. Sexwale

Director

Bernard R. van Rooyen

Director
Rupert Pennant-Rea

/s/ Gert J. Gerwel	Director

Gert J. Gerwel

/s/ Chris I. von Christierson	Director

Chris I. von Christierson

/s/ Cheryl A. Martin

Cheryl A. Martin
Authorized Representative in the United States